Exhibit 10.1

*** Confidential Treatment Requested

Dated 10 February 2005

SUPPLIER NOVATION AND AMENDMENT AGREEMENT

between

BIOSIL LIMITED

HUTCHISON INTERNATIONAL INC.

MEDICOR AESTHETICS

and

INTERNATIONAL INTEGRATED INCORPORATED

2005

IMPORTANT NOTICE: THIS AGREEMENT HAS BEEN PREPARED BY BRODIES LLP ACTING ON BEHALF OF BIOSIL LIMITED.  OTHER PROSPECTIVE PARTIES SHOULD CONSIDER TAKING INDEPENDENT LEGAL ADVICE ON THE TERMS OF THIS AGREEMENT AND SHOULD SIGN IT ONLY IF THEY ARE PREPARED TO BE BOUND BY ITS TERMS.

Brodies LLP

15 Atholl Crescent

Edinburgh EH3 8HA

T: 0131 228 3777

F: 0131 228 3878

Ref: GSC.BIO2.22

CONTENTS

Clause

1.	Definitions and interpretation
2.	Condition Precedent
3.	Re-constitution and novation of the 2001 Agreement
4.	Hutchison’s obligations and release
5.	Modifications to 2001 Agreement and Volume Change Control Procedures
6.	III guarantee
7.	No partnership/agency
8.	Further assurance
9.	Assignment
10.	Announcements
11.	Confidentiality
12.	Costs and expenses
13.	Entire agreement
14.	Variation
15.	Severance
16.	Notices
17.	Counterparts
18.	Rights of third parties
19.	Governing law and jurisdiction/arbitration

Schedule 1            2001 Agreement

Schedule 2            Hutchison’s Obligations

Schedule 3            Modifications to 2001 Agreement

Schedule 4            Volume Change Control Procedures

Schedule 5            PMA Updates

Schedule 6            Data Storage and Process

Schedule 7            Product Change Control Procedures

Schedule 8            Guarantee

DATE: 10 FEBRUARY 2005

PARTIES:

1                                          BIOSIL LIMITED (registered in the Isle of Man under number 50222) whose registered office is at Global House, Isle of Man Business Park, Douglas, Isle of Man, British Isles (“Biosil”);

2                                          HUTCHISON INTERNATIONAL INC., a corporation incorporated under the laws of the State of Louisiana (corporation number 72-1324212) and having its principal place of business at 7949 Jefferson Hwy, Suite E, Baton Rouge, Louisiana 70809, United States of America (“Hutchison”);

3                                          MEDICOR AESTHETHICS, a corporation incorporated under the laws of the Nevada (corporation number E0016512005-8) and having its principal executive offices at 6000 S. Eastern Avenue, Suite 9D, Las Vegas, Nevada 89119, United States of America (“Aesthetics”); and

4                                          INTERNATIONAL INTEGRATED INCORPORATED, a corporation incorporated under the laws of the British Virgin Islands and having its principal executive offices at 4560 S.Decatur Blvd, Las Vegas, Nevada 89103, United States of America (“III”).

INTRODUCTION AND BACKGROUND:

1                                          This Agreement is supplemental to the 2001 Agreement (as hereinafter defined) which was entered into between Biosil and Hutchison and which related (inter alia) to a project to obtain regulatory approval for the manufacture of the Products by Biosil and for their sale by Hutchison in the Territory under Hutchison’s own brand label.

2                                          By notice dated 22 July 2004 Biosil (acting through its attorneys, Messrs McGlinchey Stafford PLLC) lawfully terminated the 2001 Agreement with stated effect from 23 July 2004.

3                                          Aesthetics is a wholly owned subsidiary of III and has been in discussions with Biosil with a view to agreeing terms upon which the 2001 Agreement might be reconstituted with effect from the Effective Date and immediately then transferred by way of novation from Hutchison to Aesthetics subject to the modifications set out in this Agreement.

4                                          Hutchison has agreed to transfer by way of novation its rights and obligations under the 2001 Agreement to Aesthetics upon the terms set out in this Agreement.

5                                          On the basis that Hutchison’s rights and obligations under the 2001 Agreement will be transferred on the Effective Date by way of novation to Aesthetics on the terms set out in this Agreement and that III will guarantee to Biosil the due performance of Aesthetics’ obligations (which III has agreed to do), Biosil has agreed to reconstitute the 2001 Agreement.

AGREEMENT:

1                                         Definitions and interpretation

1.1                                 In this Agreement (except where the context otherwise requires):-

1.1.1                                           Capitalised terms not otherwise defined herein bear the same meanings are as ascribed to them in the 2001 Agreement;

1.1.2                                           Subject to Clause 1.1.1, the following words shall have the following meanings:-

1.1.2.1                                            “2001 Agreement” means the Supplier Agreement as amended in terms of Clause 23(1) of that Agreement by the Letters.  Copies of the Supplier Agreement and the Letters are included in Schedule 1;

1.1.2.2                                            “Business Day” means any day which is not a Saturday, a Sunday or a bank or public holiday in the Isle of Man;

1.1.2.3                                            “Change” means a change or variation to the terms of this Agreement and/or the 2001 Agreement which is agreed or determined in terms of the Volume Change Control Procedures;

1.1.2.4                                            “Condition Precedent” means the condition precedent referred to in Clause 2.1;

1.1.2.5                                            “Effective Date” means the date on which the Condition Precedent is fulfilled, subject always to the provisions of Clause 2.2;

1.1.2.6                                            “GMP” means Good Manufacturing Practice as set forth in the Quality Systems Regulations established under the US Food, Drug and Cosmetics Act;

1.1.2.7                                            “Group” means, in relation to any party, that party and any holding company or subsidiary of that party and any subsidiary of that holding company;

1.1.2.8                                            “Guarantee” means the Guarantee in the form set out in Schedule 8;

1.1.2.9                                            “Letters” means letters from Biosil to Hutchison dated 27 June, 22 October, 12 November, 25 November (all 2002), 28 February, 23 May, 28 August and 20 November (all 2003) and 27 January 2004 all of which were agreed by Hutchison amending the terms of the Supplier Agreement in terms of Clause 23(1) thereof;

1.1.2.10                                      “PMA” has the same meaning as “US Regulatory Approvals” (a defined term in the 2001 Agreement);

1.1.2.11                                      “Product Change Control Procedures” means the change control procedures relating to the Products which are contained in Schedule 7;

1.1.2.12                                      “Registered Name” means the name of the person(s) in which the Registrations (or any of them) have been applied for, or have been granted (as appropriate), for regulatory purposes, from time to time.  To be clear, save where a Registration has been applied for, or is being held in the Registered name of Biosil, the application for, or granting of, a registration in a Registered Name does not confer legal or beneficial ownership of that Registration on the Registered Name;

1.1.2.13                                      “Schedules” means the schedules to this Agreement;

1.1.2.14                                      “Supplier Agreement” means the Supplier Agreement dated 17 September 2001 between Biosil and Hutchison;

1.1.2.15                                      “Termination Notice” means the notice dated 22 July 2004 in terms of which Biosil (acting through its attorneys, Messrs McGlinchey Stafford PLLC) lawfully terminated the 2001 Agreement with stated effect from 23 July 2004; and

1.1.2.16                                      “Volume Change Control Procedures” means the volume change control procedures contained in Schedule 4.

1.1.3                                           In this Agreement (except where the context otherwise requires):-

1.1.3.1                                            any reference to a clause or a Schedule is to the relevant clause or Schedule of or to this Agreement and any reference to a paragraph is to the relevant paragraph of the Schedule in which it appears;

1.1.3.2                                            the index and clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

1.1.3.3                                            use of the singular includes the plural and vice versa;

1.1.3.4                                            use of any gender includes the other genders;

1.1.3.5                                            any reference to “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality);

1.1.3.6                                            the words “subsidiary” and “holding company” have the meanings given to them by section 736 of the Companies Act 1985 (of Parliament) and, to be clear, “company” includes any corporation or body corporate, wherever incorporated;

1.1.3.7                                            any reference to a person being an “associate” of another shall be interpreted in accordance with section 435 of the Insolvency Act 1986 (of Parliament), and a person shall be regarded as “connected” or “associated” with any person which is an associate of his and with any company of which any director is an associate of his;

1.1.3.8                                            any reference to a statute, statutory provision or subordinate legislation shall (except where the context otherwise requires) be construed as referring to:

1.1.3.8.1                                                      such legislation as amended and in force from time to time and to any legislation which (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation; and

1.1.3.8.2                                                      any former legislation which it re-enacts, consolidates or enacts in rewritten form;

1.1.3.9                                            any reference to a document being “in the agreed form” means a document in a form agreed by the parties and initialled by, or on behalf of, all of them for the purpose of identification as such;

1.1.3.10                                      any reference to an Isle of Man legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than the Isle of Man, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Manx legal term; and

1.1.3.11                                      any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.1.4                                           The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules.

2                                         Condition Precedent

2.1                                 Save in respect of the rights and obligations of the parties in terms of Clauses 11, 12, 16, 17, 18 and 19 which shall come into effect on the date of this Agreement, the coming into force of this Agreement is subject to and conditional in all respects on the fulfilment of the Condition Precedent, that is the valid and effective execution by the proposed parties thereto of the Guarantee.

2.2                                 If the Condition Precedent has not been fulfilled:

2.2.1                                           by 1700 (UK time) on 25 February 2004; or

2.2.2                                           within such longer period as Biosil and III may (prior to the date referred to in Clause 2.1) agree between them in writing;

this Agreement shall forthwith lapse and be of no further force and effect and no party shall have any rights against any other party under this Agreement except in respect of any breach by any of them of the provisions of Clauses 11, 12, 16, 17, 18 and 19 and the parties shall be released from all obligations under this Agreement, but without prejudice to any rights or obligations which may have already accrued prior to such lapse.

3                                         Re-constitution and novation of the 2001 Agreement

3.1                                 In consideration of the various covenants, agreements and undertakings of the parties contained within this Agreement, as from the Effective Date, the following shall occur simultaneously:-

3.1.1                                           The terms of the 2001 Agreement are re-constituted with the intent that they shall be in full force and effect as if the Termination Notice had not been given so that, subject to the provisions of Clauses 3.1.2 and 3.1.3, the obligations of Biosil and Hutchison thereunder are binding and enforceable in accordance with the terms of the 2001 Agreement;

3.1.2                                           Hutchison transfers to Aesthetics, and Aesthetics accepts, the rights and obligations of Hutchison in terms of the 2001 Agreement and Aesthetics undertakes to Biosil that it will perform the rights and obligations of Hutchison under the 2001 Agreement, as modified in terms of Clause 3.1.3, and shall be bound by its terms in every way as if Aesthetics had been a party to it in place of Hutchison;

3.1.3                                           The terms of the 2001 Agreement are modified (as between Biosil and Aesthetics) in accordance with the provisions of Clause 4.

3.2                                 In the event of any ambiguity, inconsistency or conflict between this Agreement and the terms of the 2001 Agreement, the terms of this Agreement shall have precedence over the 2001 Agreement.

4                                         Hutchison’s obligations and release

4.1                                 Without prejudice to the transfer by Hutchison to Aesthetics of its rights and obligations under the 2001 Agreement in terms of Clause 3.1.2, and to the corresponding obligations of Biosil to Aesthetics in terms of the 2001 Agreement, Hutchison undertakes to Biosil and separately to Aesthetics and III that it will comply with the obligations set out in Schedule 2.

4.2                                 Without prejudice to the rights which are transferred by Hutchison to Aesthetics pursuant to Clause 3.1.2 of this Agreement and to Biosil’s corresponding obligations to Aesthetics in terms of the 2001 Agreement, Hutchison hereby releases Biosil from its obligations to Hutchison under the 2001 Agreement as from the Effective Date.

4.3                                 In the event that

4.3.1                                           Hutchison duly and punctually performs its obligations under Clause 3.1; and

4.3.2                                           Aesthetics duly and punctually pays to Biosil the sums referred to in paragraph 1.2 of Schedule 3; and

4.3.3                                           the Panel Approval Date occurs prior to 1 September 2005; and

4.3.4                                           if directed by Biosil to do so, Hutchison completes the transfer of the Registrations (to Biosil’s satisfaction but not otherwise) from the Registered Name of Hutchison to Biosil (or a person nominated by Biosil in writing) in accordance with the requirements of paragraph 3 of Schedule 2;

(but not otherwise), Biosil agrees that it will

4.3.5                                           forthwith release Hutchison from any claim to damages that it might otherwise be entitled to bring against Hutchison arising out of the termination of the 2001 Agreement and for the breaches by Hutchison of the 2001 Agreement set out in the Termination Notice; and

4.3.6                                           agree to the discharge of the security interest and termination of the UCC financing statement referred to in Clause 7(6) of the 2001 Agreement, but pending such discharge and termination, Hutchison shall continue to be bound by the provisions of Clause 7(6) of the 2001 Agreement insofar as it relates to the creation, maintenance and enforcement of security interests, rights and remedies.

5                                         Modifications to 2001 Agreement and Volume Change Control Procedures

5.1                                 With effect from the Effective Date the terms of the 2001 Agreement are modified as between Biosil and Aesthetics in accordance with the provisions of Schedule 3.

5.2                                 Biosil and Aesthetics shall comply with the Volume Change Control Procedures in connection with any Change or proposed Change.

6                                         III guarantee

6.1                                 In consideration for Biosil agreeing to the re-constitution of the 2001 Agreement and the transfer, by way of novation, of the rights and obligations of Hutchison to Aesthetics, III guarantees to Biosil on demand the due and punctual observance and performance by Aesthetics of all of the obligations of Aesthetics arising under or pursuant to this Agreement and the 2001 Agreement (whether such obligations arise before or after the Effective Date) and to include all payment obligations.

6.2                                 The obligations of III hereunder shall not be discharged or affected in any way by any lack of, or limit on, the power or authority of Aesthetics or any irregularity, unenforceability or invalidity of any of the obligations of Aesthetics hereby guaranteed or by any time or other indulgence or concession being granted to Aesthetics in respect of such guaranteed obligations (whether or not III has knowledge thereof or consents thereto) or any other act, deed or matter of any description.

6.3                                 The guarantee by III is a continuing guarantee and shall remain in full force and effect until all obligations of Aesthetics guaranteed herein have been discharged in full.  The guarantee is in addition to and shall not prejudice nor be prejudiced by any other guarantee, indemnity or other security or right against III or any third party which Biosil may have for the due performance of such guaranteed obligations.

6.4                                 Biosil may without any consent from III and without affecting the liability of III hereby hold over, renew, modify or release any security or guarantee now or hereafter held from or obligation of Aesthetics or any other person in respect of the liabilities hereby guaranteed and compound with or alter, replace, extend or renew this Agreement and/or the 2001 Agreement and the liability of III hereby shall continue in full force and effect notwithstanding such act or event.

6.5                                 III waives any right it may have of requiring Biosil to proceed first against Aesthetics under this Agreement and/or the 2001 Agreement.  Any settlement or discharge between III and Biosil shall be conditional upon any security or payment to Biosil by Aesthetics or any other person not being invalidated, voided or reduced (in whole or in part) by virtue of any provisions or enactments relating to bankruptcy, insolvency, administration, moratorium periods, receivership or liquidation for the time being in force in any applicable jurisdiction and Biosil shall be entitled to recover the value or amount of any such security or payment from III subsequently as if such settlement or discharge had not occurred.

6.6                                 To be clear, III acknowledges that it does not acquire any rights under the 2001 Agreement.

7                                         No partnership/agency

Nothing in this Agreement is intended to or shall operate to create a partnership or joint venture of any kind between the parties or any of them, or to authorise any party to act as agent for any other, and no party shall have authority to act in the name or on behalf of or otherwise to bind any other in any way (including but not limited to the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

8                                         Further assurance

8.1                                 Aesthetics undertakes to Biosil that it shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as Biosil may from time to time reasonably require for the purpose of giving Biosil the full benefit of the provisions of this Agreement and the 2001 Agreement.

8.2                                 Without prejudice to the generality of its obligations under Clause 8.1, in the event that Aesthetics is either unwilling or unable to comply with its obligations under paragraph 4.2 of Schedule 3 or to perform a specific act or acts required to fulfil an obligation in terms of this Agreement or the 2001 Agreement, Aesthetics irrevocably appoints Biosil as its attorney to take all such steps and do such things in the name of Aesthetics as may be required in order to fulfil such obligations including, but without prejudice to the generality of the foregoing, executing any document or documents that may be reasonably necessary therefor.

9                                         Assignment

9.1                                 Hutchison shall not, without the prior written consent of Biosil and Aesthetics, assign, transfer, charge or deal in any other manner with this Agreement and/or the 2001 Agreement or any of its rights or obligations under them, or purport to do any of the same, or sub-contract any or all of its obligations under this Agreement and /or the 2001 Agreement.

9.2                                 Subject to clause 9.4, Aesthetics shall not, without the prior written consent of Biosil, assign, transfer, charge or deal in any other manner with this Agreement or any of its rights or obligations under it, or purport to do any of the same, or sub-contract any or all of its obligations under this Agreement.

9.3                                 Biosil shall not, without the prior written consent of Aesthetics, assign, transfer, charge or deal in any other manner with this Agreement or any of its rights or obligations under it, or purport to do any of the same, but shall be entitled to sub-contract any or all of its obligations under this Agreement to a reputable sub-contractor without such consent provided, however, that Biosil agrees it shall be responsible for the acts and omissions of such sub-contractors as if they were the acts and omissions of Biosil.

9.4                                 Aesthetics shall be entitled to engage reputable consultants and other contractors (including III and other members of the Aesthetics Group or associates) to assist it to perform its obligations under this Agreement and/or the 2001 Agreement provided that:-

9.4.1                                           Aesthetics agrees that it shall be responsible for the acts and omissions of such consultants and contractors as if they were the acts and omissions of Aesthetics;

9.4.2                                           Aesthetics notifies Biosil of the engagement of each consultant and contractor and provides Biosil with such information in relation to the consultant or contractor concerned (and the services such consultant or contractor is to perform) as Biosil may reasonably request; and

9.4.3                                           Aesthetics ensures that it complies with the requirements of paragraph 5.4 of Schedule 3 in relation to such consultants and contractors.

9.5                                 Each party is entering into this Agreement for its benefit and not for the benefit of another person.

10                                  Announcements

None of the parties shall make any announcement relating to this Agreement or its subject matter without the prior written approval of the other parties except as required by law or by any legal or regulatory authority.

11                                  Confidentiality

11.1                           Subject to the provisions of Clause 11.2, none of the parties shall issue any press release or publish any circular to shareholders or any other public document containing, or make any statement containing or otherwise disclose to any person who is not a party or a representative or adviser of such party, information relating to or connected with or arising out of this Agreement, the 2001 Agreement or the matters contained in them, including information relating to the business or affairs of the other parties without obtaining the previous approval of the other parties to its contents and the manner of its presentation and publication or disclosure (such approval not to be unreasonably withheld or delayed).

11.2                           The provisions of Clause 11.1 do not apply to:-

11.2.1                                     any announcement relating to or connected with or arising out of this Agreement, the 2001 Agreement or the matters contained within them, required to be made by any party by virtue of any applicable law or regulation and for the purposes of this provision Aesthetics and/or III may disclose such information to MediCor Ltd (“MediCor”), their ultimate parent company, to the extent strictly necessary to enable MediCor to make such an announcement for the MediCor Group notwithstanding it is not a party to this Agreement; or

11.2.2                                     any information which is or becomes generally available to the public other than as a result of disclosure by either party, its representatives or advisers contrary to its obligations hereunder; or

11.2.3                                     any information which is, was or becomes available to the relevant party otherwise than pursuant to this Agreement and free of any restrictions as to its use or disclosure.

11.3                           The provisions of this Clause 11 shall continue to apply notwithstanding termination of this Agreement.

12                                  Costs and expenses

Each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

13                                  Entire agreement

13.1                           This Agreement, the 2001 Agreement and the documents referred to in them, constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

13.2                           Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

13.3                           Nothing in this clause shall operate to limit or exclude any liability for fraud.

14                                  Variation

Subject to the provisions of the Volume Change Control Procedures and the Product Change Control Procedures to they extent that they may result in such a variation, no variation of this Agreement, the 2001 Agreement or of any of the documents referred to in them shall be valid unless it is in writing and signed by or on behalf of

14.1                           (in the case of variations to Clause 3 and Schedule 2 of this Agreement), Hutchison, Aesthetics and Biosil;

14.2                           (in the case of a variation to Clause 5 of this Agreement), III, Aesthetics and Biosil;

14.3                           (in the case of a variation to any other provisions of this Agreement, the 2001 Agreement or of any of the documents referred to in them), Biosil and Aesthetics only.

15                                  Severance

15.1                           If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

15.2                           If any provision of this Agreement is so found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid and enforceable.

15.3                           The parties agree, in the circumstances referred to in Clause 15.1 and if Clause 15.2 does not apply, to attempt to substitute for any invalid or unenforceable provision a valid and enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

16                                  Notices

16.1                           Any notice or other communication (with the exception of routine communications which may also be made by e-mail) given under this Agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally or sending it by pre-paid recorded delivery or registered post (or registered airmail in the case of an address for service outside the country of origin) or fax to the address and for the attention of the relevant party set out in Clause 16.2 (or as otherwise notified by that party hereunder). Any such notice shall be deemed to have been received:-

16.1.1                                     if delivered personally, at the time of delivery;

16.1.2                                     in the case of pre-paid recorded delivery or registered post, 72 hours from the date of posting;

16.1.3                                     in the case of registered airmail, five days from the date of posting; and

16.1.4                                     in the case of fax, at the time of transmission.

Provided that if deemed receipt occurs before 9am on a Business Day the notice shall be deemed to have been received at 9am on that day, and if deemed receipt occurs after 5pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9am on the next Business Day. For the purpose of this Clause, “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent.

16.2                           The addresses and fax numbers of the parties for the purposes of Clause 16.1 are:

Biosil:

Address:  Global House, Isle of Man Business Park, Douglas, Isle of Man, British Isles

For the attention of:  Managing Director

Fax number: +44 (0)1624 661656

Hutchison:

Address:  7949 Jefferson Hwy, Suite E, Baton Rouge, Louisiana 70809 USA

For the attention of: John Hutchison, President

Fax number:  +1 (225) 927 6874

Aesthetics:

Address:  6000 S. Eastern Avenue, Suite 9D, Las Vegas, Nevada 89119 USA

For the attention of: Chief Operating Officer

Fax number: +1 (702) 260 4646

III:

Address:  4560 South Decatur Boulevard, Suite 300, Las Vegas, Nevada 89013-5253 USA

For the attention of:  Chief Operating Officer/ Chief Executive Officer

Fax number:  +1 (702) 932 4561

or such other address or facsimile number as may be notified in writing from time to time by the relevant party to the other parties.

16.3                           In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party set out Clause 16.2 (or as otherwise notified by that party hereunder) and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery, registered post or airmail letter, or that the notice was transmitted by fax to the fax number of the relevant party set out in Clause 16.2 (or as otherwise notified by that party hereunder).

16.4                           Save for routine communications which may be made by e-mail, service of notices or communications by e-mail will not to be considered to be valid for the purposes of this Agreement or the 2001 Agreement.

17                                  Counterparts

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

18                                  Rights of third parties

No term of this Agreement shall be enforceable by a third party (being any person other than the parties and their permitted successors and assignees).

19                                  Governing law and jurisdiction/arbitration

19.1                           This Agreement shall be governed by and construed in accordance with Isle of Man law except that Biosil’s security interest, rights and remedies under paragraph 7 of Schedule 3 shall be subject to the laws of the State of Nevada.

19.2                           Each party irrevocably agrees to submit to the non-exclusive jurisdiction of the Isle of Man courts over any claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement.

19.3         Each party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this Agreement being served on it in accordance with the provisions of this Agreement relating to service of notices.  Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law:  IN WITNESS WHEREOF these presents have been executed by the parties the day, month and year first before written:

EXECUTED AND DELIVERED by BIOSIL LIMITED acting by JOHN ALAN ALSOP, one of its directors, and who subscribed this Agreement in the presence of:

JEAN BELL	Witness signature
JEAN BELL	Witness name	[Signed “J A Alsop”]
1 GREENFIELD COTTAGE	Witness address
MAIN ROAD
ONCHAN
ISLE OF MAN

EXECUTED AND DELIVERED by HUTCHISON INTERNATIONAL, INC. acting by JOHN HUTCHISON, its President, and who subscribed this Agreement in the presence of:

JAN GRAHAM	Witness signature
JAN GRAHAM	Witness name	[Signed “John Hutchison”]
2545 FAIRGATE	Witness address
BATON ROUGE LA
70816 US

EXECUTED AND DELIVERED by MEDICOR AESTHETICS, acting by DONALD K MCGHAN, its Chairman, and who subscribed this Agreement in the presence of:

GREGORY K BAKER	Witness signature
GREGORY K BAKER	Witness name	[Signed “Donald McGhan”]
139 PARK LAKE TRACE	Witness address

HELENA A/a 35080

EXECUTED AND DELIVERED by INTERNATIONAL INTEGRATED INCORPORATED acting by THEODORE ROBERT MALONEY, its President and Chief Executive Officer, and who subscribed this Agreement in the presence of:

GREGORY K BAKER	Witness signature
GREGORY K BAKER	Witness name	[Signed “T R Maloney”]
139 PARK LAKE TRACE	Witness address

Helena A/a 35080

SCHEDULE 1 — 2001 AGREEMENT

Signed by:

JOHN A ALSOP	JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN	T R MALONEY

THIS AGREEMENT is made the 17th day of September, 2001

BETWEEN

BIOSIL LIMITED, a company incorporated under the Companies Act 1931 (Company No 50222) and having its registered office at Global House, Isle of Man Business Park, Douglas, Isle of Man, British Isles (hereinafter called “Biosil”) of the one part, and

HUTCHISON INTERNATIONAL INC., a corporation incorporated under the laws of the State of Louisiana (Corporation No 72-1324212) and having its principal place of business at 7949 Jefferson Hwy, Suite E, Baton Rouge, Louisiana 70809, USA (hereinafter called “Hutchison”) of the other part.

WHEREAS

1.                                       Biosil is a specialist in the design and manufacture of a large range of silicone products for medical applications.

2.                                       Hutchison is a marketing company that wishes to sell the implantable products specified in this Agreement within the Territory under its own label.

3.                                       At the request of Hutchison, Biosil has designed the Products (as hereinafter defined), has devised a process of manufacture for the Products and has given Hutchison all assistance that Hutchison has required with a view to obtaining regulatory approval for the sale of the Products by Hutchison in the Territory. In doing so, Biosil has created Intellectual Property in both the Products and the process of their manufacture which is proprietary to Biosil.

4.                                       Biosil is to manufacture the Products (as hereinafter defined) for Hutchison and will supply them exclusively to Hutchison for marketing within the Territory under Hutchison’s brand label.

WHEREBY IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

In this Agreement the following definitions shall apply:

(1)                                  “Approval Date’ means the date or dates upon which the Products can be lawfully marketed, distributed and sold in the Territory or any part thereof;

(2) “Commencement Date” means 1 September 2001;

(3) “Delivery” means despatch and “Delivery Time” means the date of despatch;

(4) “Direct Competitor” means any person (including, for the avoidance of doubt, any company or other body corporate) who is authorized by the appropriate Regulatory Authorities to distribute and/or sell breast implants of any kind in the Territory and any holding company, subsidiary, associated company or other person associated with, or otherwise interested in, such a person. For the avoidance of doubt, for the purposes of this definition a company will be an associated company of; and a person will be associated with, or interested in, a person who is a Direct Competitor if the Direct Competitor has the power to secure, solely or in conjunction with others, either directly or indirectly, that the affairs of the company or person concerned are conducted in accordance with the wishes of the Direct Competitor;

(5) “FDA” means the United States Department of Health & Human Resources, Food and      Drug Administration or any successor body thereto;

(6) “Intellectual Property” means any patent, copyright, design, trade mark (whether registered or unregistered), trade names or any other industrial, intellectual property, or similar, right subsisting in any part of the world including those subsisting in respect of the Products, and applications for any of the foregoing;

(7) “Materials” includes any notes, calculations, specifications, reports, design, drawings, models, prototypes, including information stored in electronic form;

(8) date when applications for Pre-Market Approval for the Products have been approved by the FDA Review Panel. If the application is not referred to the FDA Review Panel then the Panel Review Date shall be deemed to have occurred 45 days after the Submission Date;

(9) “Products” shall mean the products listed in Schedule I together with such other product or products as the parties shall agree from time to time and “Products’ shall be construed accordingly;

(10) “Quarter” means the period of three months commencing

(a) for the period prior to the Approval Date, on the Panel Approval Date, and each consecutive period of three months thereafter, and any shorter period commencing on a day following the end of a Quarter and ending on the Approval Date; and

b) thereafter, on the Approval Date and each consecutive period of three months thereafter, and any shorter period commencing on a day following the end of a Quarter and ending on termination of this Agreement;

and “Quarterly” has a corresponding meaning;

(11) “Registration” means all applications for, and all registrations, permissions,  consents, approvals or licenses (including, without limitation, those required to be made with or given by (as appropriate) any Regulatory Body including (for the avoidance of doubt) the US Regulatory Approvals from the FDA) required to enable the Products to be lawfully marketed, distributed and sold in any part of the Territory and “Registrations” shall be construed accordingly;

(12) “Regulatory Body” means any government department or any body constituted under any applicable law for licensing or other regulatory purposes relating to the Products and whose approval, permission or consent is required to enable the Products to he lawfully marketed, manufactured, distributed and sold in any part of the world;

(13) “Specification” means the Product specifications determined by Biosil in terms of clause 10(3);

(14)  when applications for the Pre-Market Approval for the Products are submitted to the FDA and in relation to Canada means the date when applications for approval to market the Products are delivered to the Canadian Federal Drug Directorate;

(15) “The Territory” shall, subject to clause 11(2), mean:

Countries: United States of America; and
Canada

(16) “Us Regulatory Approvals” means any Pre-Market, or subsequent, Approvals issued by the FDA in respect of the Products listed in Schedule 1.

Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

2.                                      THE PRODUCTS

(1) On or after the Panel Approval Date, Biosil shall during the period of this Agreement manufacture in accordance with the Specification, and supply to Hutchison, and Hutchison shall purchase from Biosil on a consignment basis, such volumes of the Products as may be ordered by Hutchison under this clause 2 and clauses 8 and 11(2).

(2) The maximum delivery time for Products shall be 12 weeks from receipt and acknowledgement in writing by Biosil of a duly completed order from Hutchison.

(3) Only orders and order instructions (e.g. deliveries, priorities) received in writing and signed by Hutchison authorized personnel will be accepted by Biosil. Amendments to orders will only be considered if requested in writing by Hutchison authorized personnel. For the purposes of this provision and Clause 6(2) ”authorized personnel” are those individuals whom Hutchison have designated in writing as being individuals who have authority to place orders for the Products with Biosil on Hutchison’s behalf.

(4) Hutchison shall, not less than two weeks before the beginning of each Quarter, place with Biosil an order for the number of Products to be delivered to Hutchison during that Quarter.

(5) Deliveries will be despatched on a fortnightly basis.

(6) The volume of Products for which orders are placed Quarterly will not exceed 30% above the annual target for the year of this Agreement in which the order is placed (in terms of clauses 5 and 11(2) (as applicable)) divided by 4. In addition, the volume of each size of Product for which orders are placed Quarterly will not exceed 30% above the quantity forecast by Hutchison for the year of this Agreement in which the order is placed (in terms of Clause 8(4)) divided by 4.

(7) Increases in requirements exceeding 30% above the animal targets will require a minimum of 6 months’ notice and will be subject to confirmation and agreement by both parties in writing.

3.                                      PACKAGING AND MARKING OF THE PRODUCTS

(1) Hutchison will be responsible for the costs of all design, origination and artwork for any container, package insert or label required in the assembly of the Product and shall pay Biosil additional costs incurred by Biosil for any changes to design or printing of any container or package insert.

(2) Hutchison will be responsible for all mark name or names on the Products and for all packaging and literature designs for the Products and their promotion and for ensuring that the said designs do not infringe or abuse the Intellectual Property of any third parties. Hutchison shall be solely responsible for infringement or any alleged infringement of Intellectual Property rights of third parties.

(3) Hutchison will ensure that all promotional materials are marked accordingly with all Patent Numbers and required quality or registration numbers relevant at the time and that such promotional materials do not make any claims for the Products as to performance, design or quality, that are inconsistent with those given by Biosil or with the terms of any Registrations.

4.                                      TERMS OF SUPPLY

(1) The supply of the Products by Biosil to Hutchison shall be on an exclusive basis for the Territory.

(2) The supply of the Products from Biosil to Hutchison shall be governed by Biosil’s terms and conditions of sale as amended from time to time, except in so far as they are inconsistent with the express terms of this Agreement in which ease the terms of this Agreement shall prevail. Delivery of Products hereunder by Biosil shall be ex-works and the Products shall be at Hutchison’s risk from the date that delivery takes place or, where Hutchison fails to take delivery on the due date, from the date on which delivery ought to have taken place.

(3) Without prejudice to Hutchison’s right to contract for such work with third parties (other than with Direct Competitors which shall not be permitted under any circumstances) any extra requirements for Biosil to perform including, but not limited to, master file access, testing, biocompatibility studies, validations, information for Registrations, compilation and submission of dossiers, will be by separate agreement and subject to Hutchison agreeing to pay an additional charge to Biosil such charge not being less than the actual cost to Biosil of meeting the requirements in question. All sub- contracted work will be charged to Hutchison at a price equal to the cost to Biosil plus additional 5%.

(4) In consideration of the goods, services and other assistance provided by Biosil to Hutchison, at Hutchison’s request, up to and including the Commencement Date, Hutchison shall pay to the bank account of Biosil (details of which appear below) the aggregate sum of £475,000 in three installments as follows on the dates shown and upon receipt of such payments, Biosil will issue a receipt

Payment	Date
118750	Panel Approval Date or 4 January 2002 whichever shall first occur

118750	Approval Date for the United States

237500	Anniversary of the date of this Agreement

In the event that this Agreement is lawfully terminated by Biosil or in the event of termination of this Agreement in terms of clause 16(3) before any or all of the installments have become due for payment in terms of the foregoing provisions of this clause then all such sums shall become immediately due for payment without demand by Biosil on the date of termination.

Such payments shall be free and clear of, and without deduction for, any taxes or charges imposed by or under the authority of any Government or public authority and, for the avoidance of doubt, a failure to pay such sums on the due dates for payment shall he deemed to be a breach which is not capable of remedy. For the purposes of this provision time shall be deemed to be of the essence.

Biosil’s bank account to which the payments are to be made is as follows:-

Account Name: Biosil limited - Scotland
Account Number: 01415636
Sort Code: 3 0-12-80
Name and address of bank:	Lloyds TSB plc
P0 Box 8
Victory House
Douglas
Isle of Man lM99 IAII
British Isles

For the avoidance of doubt, this provision wi11 survive termination of this Agreement.

5.                                      Prices

(1) The prices payable to l3iosil for the Products shall be initially those set out in

(2) The prices payable under clause 5(1) above may be increased by 60 days prior written notice to that effect given by Biosil to Hutchison provided that the first review of such prices should take place (but without prejudice to the exercise at any time of Biosil’s discretion in terms of clause 5(3) below) not earlier than I January 2003. Increased prices notified to Hutchison by Biosil shall take effect immediately upon the expiry of the 60 day notice period and will apply to any Products ordered after the expiry of the 60 day notice period.

(3) Biosil shall use its reasonable endeavors to restrict price increases to Hutchison to once per calendar year, but Biosil reserves the right, in its absolute discretion, to increase prices at any time in accordance with clause 5(2) above.

(4) Prices will not be increased above 6% per annum without evidence to justify an increase above this level.

(5) All charges after delivery in terms of sub-clause 4(2) together with the cost of all relevant export and import documentation and customs duty (if any) shall be for the account of and shall be paid by Hutchison.

6.                                      PA YMENT

(1) Hutchison shall pay the Mi prices specified in clause 5 above for all Products supplied to it by Biosil within 60 days of the date of Biosils invoice for such Products, Invoices will be raised at time of despatch. If the price is not then paid, Biosil may subject to the provisions of clause 17(1)(a) (and for the avoidance of doubt a failure to pay (other than a “persistent failure to pay” as defined below) is a breach which is capable of remedy) terminate this Agreement and may maintain an action for the price even though property in any Products supplied has not then passed to Hutchison. Such payment shall be free and clear of, and without deduction for, any taxes or charges imposed by or under the authority of any Government or public authority. The maximum amount allowable as unsecured credit at any one time will be £ 300,000. Biosil reserves the right to review and change credit terms without notice. If the maximum amount allowable as unsecured credit is outstanding at any time Biosil shall be entitled to suspend further deliveries of the Products until such time as a sufficient amount of unused credit is available which exceeds the price of the deliveries to he made.

(2) Invoices will be raised on a monthly basis for additional research and development or regulatory work which Biosil carries out, or for fees from subcontractors in respect of sub-contracts entered into by Biosil, as a result of a purchase order issued by authorized personnel, and whether such work or sub- contracts relate to any extra requirements of Hutchison in terms of clause 4(3) or otherwise. Such invoices shall be payable within 60 days of the date of Biosil’s invoice and Biosil may terminate this Agreement by notice in writing subject to the provisions of clause l7(l)(a) (and for the avoidance of doubt a failure to pay (other than a “persistent failure to pay” as defined below) is a breach which is capable of remedy) in the event that such invoice is not paid in full on or by the due date for payment.

(3) A “persistent failure to pay? will occur if Hutchison without reasonable cause (which shall not include, for the avoidance of doubt) an inability to pay for any reason whatsoever) fails to pay Biosil invoices in full within the 60 day periods referred to in clauses 6(1) and (2) on three or more occasions in any continuous period of 12 months whilst this Agreement subsists. In the event of a persistent failure to pay occurring Biosil may terminate this Agreement forthwith by notice in writing to Hutchison and may maintain an action for payment of the invoices even though the property in any Products supplied has not then passed to Hutchison.

7.                                      TITLE RETENTION; GRANT OF SEC1JRJTY INTEREST

(1) Notwithstanding that risk in the Products shall pass to Hutchison upon delivery, full legal and equitable title and interest in all and any Products shall remain in Biosil and shall not pass to Hutchison until Biosil shall have received payment in hill of all amounts due and owing from Hutchison to Biosil for the time being (including any interest accounting and owing to Biosil) and from time to time in respect of all such Products and all other Products supplied by Biosil to Hutchison at any time. Consistent with applicable Louisiana law, and to secure payment and performance of all of Hutchison’s present and future obligations in favor of Biosil. whether under this Agreement, or otherwise, of every nature and kind, Hutchison grants Biosil a continuing security interest in all of Hutchison’s rights, title, and interest in all Products supplied and delivered to Hutchison and in proceeds thereof, and in all general intangible rights of Hutchison with respect thereto, and with respect to the sale and distribution thereof, including without limitation, all Registrations and approval rights of Hutchison with respect thereto. Hutchison agrees that Biosil shall have all of the default and enforcement rights and remedies provided under Chapter 9 of the Louisiana Commercial Laws (La. R.S. 10:9-101, et seq.). Nothing herein shall detract from the provisions of clause 15(5).

(2) During such time as title in the Products remains in Biosil, and/or so long as Biosil retains a security interest with respect to the Products, Hutchison shall not remove, obscure, or delete any mark placed on the Products by Biosil which may enable the Products to be identified and Hutchison agrees that it will deliver up the Products at its own expense to Biosil forthwith upon request during such time as title to them remains in Biosil.

(3) If during such time as title in the Products remains in Biosil, and/or so long as Biosil retains a security interest with respect to the Products, any of the Products are incorporated in or attached to or used as material for or in the manufacture of other goods, the property in the whole of such goods shall vest in and remain with Biosil and Hutchison shall hold such goods as consignee of and to the order of Biosil until Biosil has received payment in full in respect of the Products and Biosil4s rights in relation to the Products (including its rights under this Agreement) shall extend to such goods.

(4) During such time as title in the Products remains in J3iosil, and/or so long as Biosil retains a security interest with respect to the Products, Hutchison shall have power to deal with or use the Products (and other goods in which the Products are incorporated) as consignee of Biosil in the normal course of its business and to dispose of the Products or such goods by way of bona tide sale at fill market value.

(5) If Hutchison shall sell the Products or goods incorporating the Products it shall hold all the proceeds of sale in trust for Biosil until payment of all amounts due to Biosil.

(6) Hutchison authorizes Biosil to complete and file a UCC financing statement in the appropriate filing office to complete perfection of Biosil’s security interest granted under this Agreement. Hutchison agrees to notify Biosil in writing should Hutchison ever change its corporate name, or reorganize under the laws of another state.

(7) Hutchison warrants that it is not insolvent at the time of entering into this appoint a receiver or to petition for a winding up or to exercise any other rights over or against its assets or to take any action analogous to the foregoing in any applicable jurisdiction.

(8) For the avoidance of doubt nothing in this clause 7 shall oblige Biosil to accept the return from Hutchison of any of the Products supplied to it by Biosil for credit or otherwise notwithstanding that title in such Products remain in Biosil.

8.                                      PURGIASE TARGETS

(1) In this clause and clause 11(2) the following expressions have the following meanings:” year of this Agreement” shall mean each successive period of 12 months commencing on 1 January in each year whilst this Agreement subsists save that the first Year of this Agreement will commence on the Approval Date and will end on 31 December next following and a “Product” for the purposes of determining the Minimum Numbers shall be Product sold on an arms length basis at the frill price as determined by clause 5 (i.e. not samples etc);

“Minimum Number of Products’1 shall mean the number of Products to be purchased by Hutchison from Biosil in each year of this Agreement as determined in accordance with the following provisions of this clause and clause 11(2) and the phrase “Minimum Number” shall be construed accordingly.

(2) For the purposes of clause 8(5), the Minimum Number of Products to be purchased by Hutchison from Biosil in each year of this Agreement shall, unless otherwise agreed in writing by the parties hereto! be the figure (if any) set opposite each year of this Agreement as listed in clause 8(3) below:-

(3) (a)	Products -	Hutchison branded Saline Inflatable Mammary Implants (HTL,HSL,HTH.HSH)

	Territory -	These targets are for the United States of America only. They exclude Canada (see clause 11(2)).

Year of Agreement	Minimum Number of Products
1st (2002)	***
2nd (2003)	***
3rd (2004)	***
4th (2005)	***
5th (2006)	***
6th (2007)	***
7th (2008)	***

(b) Notwithstanding clause 8(3) (a) within 10 days of the Panel Approval Date for the United States of America, Hutchison shall place an order with Biosil to purchase a minimum of 500 Products per month in the period commencing at the start of the calendar month after the Panel Approval Date and ending on either (I) the Approval Date or (ii) 31 December 2001, whichever is later. Thereafter the Minimum Number of Products to be purchased by Hutchison from Biosil in each Year of this Agreement shall, unless otherwise agreed in writing by the parties hereto, be as set out in clause 8(3)(a).

(c) Furthermore, in order to ensure that orders are placed by Hutchison with Biosil on a regular basis, but without prejudice to Hutchison’s obligations to purchase the annual Minimum Numbers of Products pursuant to this clause 8, from and after the Approval

Date or 31 December 2001 (whichever is later) Hutchison shall place an order with Biosil to purchase a minimum of 1,000 Products per month to commence in the calendar month immediately following and for each subsequent month during the period of this Agreement. For the avoidance of doubt, any Products so ordered in any year of this Agreement will count towards meeting the Minimum Number of Products to be purchased in that year.

(d) The Minimum Number of Products to be purchased by 1-lutchison as set out in clause 8(3) (a) above for first Year of this Agreement has been calculated on the basis that it will subsist for a full calendar year. In the event that the first year of this Agreement does not so subsist the Minimum Number of Products to be purchased for that year will be number of the weeks are full weeks that would have been available had the year consisted of a full calendar year.

(e) The Minimum Number of Products to be purchased for any year of this Agreement shall not be less than the actual number of Products purchased for the previous year.

(f) Minimum Numbers for any additional Products or Territories shall be agreed separately in writing and in default of agreement shall be such targets as Biosil may determine acting reasonably.

(4) Hutchison shall confirm to Biosil in writing at least three months in advance of each year of this Agreement the forecasted number of units of each Product to be purchased by Hutchison during that year of this Agreement. Hutchison will also specify at the same time what size(s) of unit of each Product it forecasts it will purchase during that year and the quantities of each size it forecasts it will require. The annual Minimum Number of Products broken down by size(s) of Products to be purchased shall be reviewed

(a) during the first four Years of this Agreement by both panics before the end of the 6th month of each Year; and

(b) thereafter during the three month period before the start of each year of this Agreement;

and the Minimum Number of Products broken down by size(s) of Products to be purchased for that year may be adjusted following such review by agreement between the parties.

(5) In the event that a Minimum Number of Products has not been specified for the purpose of clause 8(3) or agreed for the purpose of clause 8(4), Biosil may by notice in writing at any time before the expiry of 6 months from the start of any year of this Agreement specify for the purpose of sub-clause (6) below, the Minimum Number of Products for each year of this Agreement from the year of this Agreement then current to the final year of this Agreement.

(6) If Hutchison shall fail to purchase from Biosil in any year of this Agreement the Minimum Number of Products as specified in clause 8(3) above or determined in accordance with clause 8(5) above as the target for that year, or 13 clause l7(1)(a)) to terminate this Agreement by giving 30 days written notice to Hutchison and for the purposes of clause 1 7(l)(a) such a failure shall be deemed to be a breach capable of remedy.

9.                                      DUTIES OF HUTCHISON

Hutchison hereby undertakes and agrees with Biosil that it will at all times while this Agreement is in force observe and perform the terms and conditions hereof and will:

(1) At its own cost, use its best endeavors to introduce, sell, and at all times to actively promote and extend the sale of all Products in all parts of the Territory. This provision is of the essence of this Agreement and the basis on which Biosil has consented to enter into it, and any failure by Hutchison to carry out the provisions of this sub-clause shall be deemed to be a breach of this Agreement which shall not be deemed to be capable of remedy.

(2) Without prejudice to the requirements of clauses 8 and 11(2) with regard to purchase targets, purchase from Biosil such quantities of the Products as will enable Hutchison to maintain sufficient stocks of the Products to meet all reasonably foreseeable demands for the Products in the Territory.

(3) Will comply with all Registration requirements for the sale of and use of the Products in the Territory. For Registration purposes, Biosil reserves the right to communicate direct to the Regulatory Bodies to supply all data required by them for the Territory and will liaise with Hutchison in relation to such communications. Such work will be by separate appointment and subject to additional costs in terms of clause 4 (3).

(4) Will not allow any Product to be sold or supplied outside the Territory and shall ensure that all purchasers of the Products from Hutchison agree that the Products shall not be re-sold or supplied outside the Territory. In particular, if Hutchison seek to sell or supply the Products on or through the Worldwide Web it will take all practicable measures required from time to time to ensure that this provision is complied with.

(5) In all correspondence and other dealings relating directly or indirectly to the sale or other disposition of the Products, Hutchison will clearly indicate that it is acting on its own account.

(6) Will not represent itself impliedly or expressly to be the agent of Biosil nor incur any liability on behalf of Biosil nor in any way purport either to pledge Biosils credit or to accept any order or to make any contract binding upon Biosil.

(7) In relation to the Intellectual Property rights of Biosil from time to time Hutchison will:

(a)                                  not cause or permit anything which may damage or endanger such rights or Biosil’s title thereto or assist or allow others to do so;

(b)                                 immediately bring to the attention of Biosil any improper or unlawful use or infringement of any such rights (or any suspicion of such use or infringement) which come to its notice;

(c)                                  take such reasonable action as Biosil may direct at the expense of Biosil in relation to such use or infringement; and

(d)                                 without prejudice to the generality of the foregoing, use every effort to safeguard such rights and the interests of Biosil.

(8) Will not alter the Products and will comply fully with the legal and health requirements for the sale of and use of and traceability of, the Products in the Territory.

(9) Notwithstanding any termination of this Agreement, Hutchison will adopt documented procedures for maintaining forward traceability, for complaint handling, for the reporting of adverse incidents, for issuing advisory notices and recalling Products and for record retention. Hutchison will retain for an indefinite period all records including batch/control numbers for all Products sold and will comply fully with Biosils instructions for any recall of Products or Biosil’s requests for information regarding traceability of any Product, or any advisory notices Biosil instruct to be issued.

(10) Will be responsible for the planning, permissions, monitoring, reporting, funding and insurance coverage for any clinical trials that might be needed for Registration purposes.

(11)Prior to the Commencement Date or which subsequently take place in accordance with clause 9(13) below.

(12) Will keep Biosil fully and promptly informed about all aspects pertaining to the sales and performance of the Products (whether the information be positive or negative) and of all post-market reports or information received which relate to the efficacy, function or design of the Products or any factors which may effect production processes or future design changes or developments of the Products.

(13) On a Quarterly ( 3 monthly ) basis detail to Biosil reports, returns and other information in writing in accordance with Hutchison’s obligations under this Agreement. In particular, Hutchison will timeously provide Biosil with all of the information in writing that it requires in order to be able to discharge its obligations and responsibilities under clauses 10(4) and (5).

(14) Keep accurate lists of sales of Products and customers purchasing the Products and to provide a copy of this information to Biosil should either Biosil be required under any applicable law or by any Regulatory Body to produce the same or in the event that this Agreement is lawfully terminated.

(15)Will, in dealing with or handling the Products or returned Products, follow the reasonable instructions of Biosil. arid will provide storage for the Products to an approved standard (which meets relevant requirements (if any) of any applicable Registrations) so as to ensure no contamination or infection thereof and no deterioration in the quality or appearance thereof.

(16) Will provide purchasers of Products in the Territory with the benefits of a guarantee against defects in manufacture in the same terms mutatis mutandis as the warranty given by Biosil in clause 12(1) and (2) below.

(17) Will offer its customers at its own expense the benefit of its own additional warranty to replace a Product together with a reasonably monetary amount, to be determined by Hutchison after consultation with Biosil, to pay towards reoperation costs.

(18) Will promptly submit in advance to Biosil for approval draft copies of all reports, applications or submissions to any government department or Regulatory Body which have been compiled for Registration or other purposes such draft copies and will make such alterations or changes as Biosil may reasonably require in so far as they make reference to Biosil data and/or Intellectual Property. In particular, Hutchison acknowledges that such Intellectual Property rights as subsist in the Product and the process of their manufacture belong to Biosil and Hutchison will ensure that it takes all steps (pursuant to its obligations in terms of clause 9(7) above) as Biosil may require to safeguard its rights in such Intellectual Property and, without prejudice to the generality of the foregoing, will ensure that such Intellectual Property is clearly marked as confidential. In addition, Hutchison will ensure that it properly notifies any Regulatory Body in the Territory to whom it makes any report, application or submission of the rights given to Biosil under this Agreement with respect to Registrations including the US Regulatory Approvals. Hutchison will submit to Biosil copies of all final reports, applications, submissions or other documentation prepared by or on behalf of Hutchison for Registration or other legal purposes together with copies of all correspondence with Regulatory Bodies on Registration matters.

(19) Will give Biosil every assistance in defending any product liability, or intellectual Property infringement, claims against Biosil arising from the sale of Products in the Territory.

(20) Will confirm in writing to Biosil both the Submission Date and the Panel Approval Date within 3 days of their occurring.

10.                               DUTIES OF BIOSIL

(1) Biosil will produce, maintain, control and own the technical dossier (containing inter alia the detailed audit information relating to the design and manufacture of the Products) for the Products and all Materials produced by Biosil which concern the Products.

(2) Biosil will design and manufacture the Products in accordance with the requirements of FDA 21 CFR Part 820 and any other applicable laws or regulations in the Territory provided that such other requirements are notified by Hutchison to Biosil with a sufficient lead time before orders for Products meeting such requirements are placed for Biosil to carry out the work required to meet such requirements.

(3) Drawings, manufacturing methods, which may reasonably be expected of them in order to perform in accordance with the terms of this Agreement

(4) Subject to due compliance by Hutchison of its obligations to provide reports, returns and information pursuant to clauses 9(11) and (12), ]3iosil will be responsible for the investigation of Products which have been returned in accordance with Biosil Quality Procedure (QP035) and advising Hutchison of the need for the issue of advisory notices (via Hutchison) and initialization of Product recalls in accordance with Biosil Quality Procedure (QP025) as updated from time to time.

(5) Subject to due compliance by Hutchison of its obligations to provide reports, returns and information pursuant to clauses 9(11) and (12), Biosil will retain all records in accordance with Biosil Quality Procedure (QP28) as updated from Lime to time.

(6) Biosil will be responsible for reporting to Regulatory Bodies any significant changes regarding quality systems, products or processes as required in accordance with FDA 21CFR Part 820.

(7) Biosil will allow reasonable access to Regulatory Bodies to any technical documentation or records held by Biosil for the purpose of verifying conformance with any Registration requirements in accordance with the terms of this Agreement.

(8) Biosil will supply Hutchison with copies of certifications and any conformity assessments carried out on Biosil and Hutchison will retain such copies for review purposes.

(9) Biosil will give all reasonable assistance in defending any product liability, or any Intellectual Property infringement, claims against Hutchison arising from the sale of the Products in the Territory.

11.                               RESTRICTIONS

(1) Hutchison undertakes that while this Agreement is in force it will not be concerned or interested either directly or indirectly in the manufacture, supply, reasonably) considers are the same as or similar to, or competitive with the Products, or which either alone or in conjunction with some other product perform, or are designed to perform, the same or a similar function to, or which might otherwise interfere with the sale of any of, the Products.

(2) Canada will be removed from the scope of this Agreement unless the Submission Date for Canada has occurred within 90 days of the Approval Date for the United States of America and Minimum Numbers of Products for the year of this Agreement then current and each of the remaining years to be bought by Hutchison for sale in Canada have been agreed within 2 months of the Submission Date for Canada. In the event that Minimum Numbers for sales in Canada are so agreed then the terms of clause 8(3)(a) shall be deemed to be repeated for Canada as if Canada were the Territory and the Minimum Number of Products to be purchased for Canada were the Minimum Numbers so agreed for Canada and the remaining provisions of clause X shall apply separately to these purchase targets in respect of Canada.

12.                               WARRANTIES ANI) INDEMNITIES

(1) Biosil warrants to Hutchison that all Products supplied:

(a)                                  will conform to any relevant description, sample or specifications issued by Biosil.

(b)                                 will be free from defects in materials or workmanship.

(c)                                  will be of satisfactory quality.

(2) If any Products covered by the warranty given in sub-clause (I) above do not conform with the terms of such warranty, Hutchison shall be entitled to require Biosil to take back such Products and to replace them with Products conforming to the said warranty, provided that such Products are returned with all traceability data attached.

(3) Hutchison agrees that any Product returned from a third party who claims it is defective, will not be accepted as defective until it has first been returned by Hutchison to Biosil for inspection, in accordance with l3iosil’s returns procedures as notified by Biosil to Hutchison from time to time, after which time a report shall be issued to Hutchison. Only in the event that such report agrees that the Product is defective will Biosil replace the Product with a non-defective Product.

In contact with human tissue will not be accepted back unless it is accompanied by a decontamination certificate from the third party.

13.                               CONFIDENTIALITY

(1)In this clause 13 the following terms have the following meanings:

“1997 Agreement” means the contract customer agreement between Biosil and Hutchison dated 1 July 1997 whose terms are superseded by this Agreement;

“Confidentiality Agreement” means the confidentiality agreement between Biosil and Hutchison executed by the parties on 6 and 13 September 2000;

“Confidential Information” includes technical data, chemical characterizations, designs, know-how, test data, biocompatibility data, specifications, formulae, formulations, processes, operating and testing procedures, regulatory data and submissions, and any other information marked as or identified as “Confidential”, any of which may be disclosed electronically or in documentary or other tangible form or orally or by demonstration or visual inspection. For the avoidance of doubt “Confidential Information” excludes information or data which relates to the sales and clinical performance of the Products by Hutchison;

“Permitted Purpose”

a)                                      for Hutchison means the use of Confidential information for the purpose of assisting Hutchison in completing its master file / design file and obtaining regulatory or other official approvals to allow lawful sale of the Products within the Territory and

b)                                     for Biosil means the use of the Confidential Information for the purpose of obtaining regulatory or other approvals to allow lawful sale of the Products by Hutchison in the Territory and to assist in obtaining regulatory or other official approvals for the lawful sale of its own products in other territories.

(2) Each party, including their agents, hereto undertakes both while this Agreement is in force and at any time thereafter not to disclose to any third party any information relating to the business or the other except in so far as may be necessary for the proper performance of this Agreement or the extent that such information is generally available to the public.

(3) Each party in receipt of Confidential Information disclosed hereunder (the “Recipient”) undertakes with the party disclosing that Confidential Information directly or indirectly (the “Discloser”) to

(a) maintain it in confidence, not to disclose any of it to any third party other than for the Permitted Purpose or unless compelled to do so by a valid order of a court having appropriate jurisdiction without the prior written permission of the Discloser and not to use any of it other than for the Permitted Purpose unless otherwise agreed in writing with the Discloser.

(b) return to the Discloser all Confidential Information disclosed and all samples supplied under this Agreement within 10 days of a request for their return by the Discloser.

(4) The Recipient shall limit dissemination of Confidential Information within its organization to those of its employees who need to receive it for the Permitted Purpose and shall ensure that such employees are made aware of the Recipient’s obligations hereunder and arc bound to uphold them.

(5) The Recipient may not disclose any Confidential Information received hereunder to any of its subsidiary, holding or associate companies which is not a party to this Agreement unless and until such company has entered into an Agreement under which it gives undertakings which are equivalent to those given by the Recipient hereunder.

(6) A disclosure of Confidential Information by the Recipient to a third party for the Permitted Purpose in terms of clause 13(3)(a) above shall only he made if that third party gives undertakings to the Recipient which are equivalent to those given by the Recipient hereunder, A duplicate original of the Agreement executed between the Recipient and the third party shall be mailed immediately to the Discloser upon execution, The requirement for the Recipient to obtain such undertakings shall not apply in the case of a disclosure to a third party which is a Regulatory Body or a notified body which has responsibility for approving or regulating the lawful sale or marketing of products of the Recipient in any particular jurisdiction.

(7) The Recipients obligations hereunder shall not apply or shall cease to apply to any information which:

(a) the Recipient can demonstrate to the written satisfaction of the Discloser by written records was known to it prior to disclosure hereunder otherwise than as a result of a previous confidential disclosure by the Discloser;
(b) is in the public domain or comes into the public domain through no fault of Recipient;
(c) is disclosed to the Recipient without restriction on disclosure by a third party under no obligation of confidentiality to the Discloser with respect thereto.

(8) Specific information which is not itself within any of the exceptions specified in clause 13(7) above shall not be brought within any of those exceptions simply because it is embraced by general information which is so within.

(9) The fact that information may itself come within any of the exceptions specified in clause 13(7) above shall not prevent the fact of its adoption or use by the Discloser from remaining Confidential information.

(10) The disclosure of Confidential Information hereunder and the extent of such Confidential Information disclosed is at the complete discretion of the Discloser.

(11) No license of any patent, copyright, know-how or other intellectual Property right is granted to the Recipient by this Agreement, and no license shall be deemed to have arisen or be implied by way of estoppels or otherwise provided that (for the avoidance of doubt) Hutchison shall be entitled to sell the Products within the Territory in accordance with this Agreement.

(12) The parties agree that the terms of this Agreement shall apply to all Confidential Information disclosed by the parties to each other pursuant to the terms of the 1997 Agreement and the Confidentiality Agreement notwithstanding the date of this Agreement.

(13) All obligations of the parties under the foregoing provisions of this clause 13 of this Agreement.

(14) Notwithstanding the other provisions of this clause 13, in the event that this Agreement expires without being renewed other than through the fault of Biosil or is lawfully terminated by Biosil under clause 17

(a) Biosil may use any Confidential Information disclosed by Hutchison to it for the purpose of obtaining regulatory or other official approvals to allow sale of the Products by Biosil (or any third party nominated by Biosil) within the Territory; and

(b) Hutchison will forthwith disclose to l3iosll such Confidential Information in its possession as Biosil may reasonably require for such purposes.

14,                               INTELLECTUAL PROPERTY RIGHTS

(1) All Intellectual Property and Materials owned by Biosil and Hutchison as at the date of this Agreement shall remain vested in them.

(2) Where any new Material is created for the purpose of this Agreement by either party then, save to the extent that such Material embodies the Intellectual Property of the other party, the rights in the Intellectual Property in such new Material shall belong to the party which creates it.

(4) The issuing of a charge for payment for the compilation of Material or work undertaken as per clause 4(3) will not constitute a transfer of Intellectual Property or rights.

(5) Any Intellectual Property devised jointly by Biosil and Hutchison pursuant to the terms of this Agreement shall be owned jointly by the parties and the rights of the panics to use such Intellectual Property shall be regulated by the following provisions of this clause 14.

(6) Each party grants to the other a royalty-free license to use its Intellectual Property and any Intellectual Property which is jointly owned in terms of clause 14(5). The terms of such licenses are as follows:-

(a) in the case of the license from Biosil to Hutchison the license shall subsist for the duration of this Agreement or any renewal thereof and the Intellectual Property which is licensed shall only be used by Hutchison for the purposes of fulfilling its obligations under this Agreement and for no other purpose;

(b) subject to paragraph (c) in the case of the license from Hutchison to Biosil the license shall be irrevocable and without limit in point of time and Biosil may use the Intellectual Property licensed to it for the purposes of obtaining regulatory or other official approvals to allow sale by Biosil (or any third party nominated by Biosil) of its products in any part of the world other than the Territory;

(c) In the event that this Agreement expires without being renewed other than through the fault of Biosil or is lawfully terminated by Biosil under clause 17, the license granted by Hutchison to Biosil hereunder shall extend so that Biosil may additionally use the Intellectual Property licensed to it for the purposes of obtaining regulatory or other official approvals to allow sale of the Products by Biosil (or any third party nominated by Biosil) in the Territory and may market, manufacture, distribute and sell products incorporating such Intellectual Property in any part of the world including the Territory In the event that this provision applies, Hutchison will forthwith disclose to Biosil any Materials relating to the Intellectual Property licensed to Biosil under such irrevocable license as Biosil may reasonably require.

(7) On termination or expiry of this Agreement Hutchison shall at Biosil’s sole option:

(a) deliver up to Biosil all Materials provided by Biosil together with any copies of them which remain in its possession, power or control; or

(b) within 7 days destroy any Materials created for the purpose of this Agreement which embody any of the Intellectual Property of Biosil.

15.                               REGISTRATIONS

Biosil acknowledges that the Registrations shall be applied for, and registered, in the sole name of Hutchison subject only to the rights of Biosil under this clause 15. Hutchison hereby undertakes and agrees with Biosil:

(1) that Hutchison will not allow any Registrations to lapse arid will apply timeously for any renewal of such Registrations;

(2) subject in all circumstances to the provisions of clause 1 7(3), that it shall not sell or otherwise dispose of the Registrations to a Direct Competitor under any circumstance nor shall it sell or otherwise dispose of the Registrations to any other third party other than on terms

(a) which oblige that third party to assume all rights and obligations of Hutchison to Biosil under this Agreement as if that third party had been the original party thereto instead of Hutchison; and

(b) which are directly enforceable by Biosil against the third party;

(3) that Hutchison will at all times act in accordance with the laws of the Territory and not commit any act which would adversely affect the Registrations;

(4) that where this Agreement expires without renewal other than through the fault of Biosil, is lawfully terminated by Biosil (other than where clause 15(5) below applies) or on the occurrence of an event in relation to Hutchison of the type mentioned in clause 17(3) in circumstances where Biosil does not terminate the Agreement:

(a) Biosil shall be entitled to the full right, title and interest in and to all Registrations (whether effected in joint names or otherwise) and  Hutchison shall hold the benefit of such Registrations in trust for Biosil;

(b) Hutchison will take all such steps and do such things as may be required in order to transfer to Biosil the benefit of the Registrations under the laws of the Territory including, but without prejudice to the generality of the foregoing, executing any document or documents required to effect such transfers under the laws of the Territory in compliance with all formalities of the laws of the Territory;

(c) in the event that any or all of the Registrations are not capable of transfer, Hutchison will co-operate fully with Biosil in securing equivalent Registrations for Biosil or for such party as Biosil may nominate;

(5) In the event of the occurrence or an event of the type set out in clause 17(1) (b) affecting Hutchison, Hutchison shall forthwith notify Biosil in writing that the event has occurred and shall offer to sell all Registrations to Biosil

(a) at a price of US$ 8,000,000 where the event occurs in the first year after the Commencement Date; and

(b) at a price, where the event occurs in subsequent years. of US$8,000000 less USS 714,000 for each anniversary of the Commencement Date that has passed prior to the occurrence of the event unless and until such time as the price is reduced to US$3,000,000 whereupon the such price shall remain at US$3,000,000 for the remainder of the period of this Agreement.

In the event that Biosil declines to accept Hutchison’s offer Hutchison shall be free to sell all (but not pan) of the Registrations to a third party (other than a Direct Competitor) on a bona fide arms length basis at a price which is not less than the price at which they were offered to Biosil provided that, before it sells to such third party

(i)                                     Hutchison discloses to Biosil that it has received an offer from the third party for the Registrations and discloses the identity of such third party and the price offered for the Registrations; and

(ii)                                  Hutchison offers to Biosil a right of first refusal to purchase the Registrations on the same tents as those offered by the third party and Biosil declines to purchase on such terms;

(6) that it will provide Biosil with copies of all Registrations, all applications for Registrations and all correspondence from, and all approvals, consents or licenses, including any updates or renewal demands issued by any Regulatory Body, government department or other body in the Territory which relate to Registration matters; and

(7) that it will keep Biosil fully informed of any matters that may affect Registrations and provide J3iosil with such information as Biosil may request from time to time in relation to Registration matters.

16.                               TERM OF AGREEMENT

(1) Subject to the provisions for earlier termination herein contained, this Agreement shall continue in force until 31 December 2008.

(2) Provided that both parties have met their obligations in accordance with this Agreement, this Agreement may be renewed for a further period of 7 years, subject to a review of terms and performance targets during the final year of this Agreement in advance of the second 7 year term.

(3) Unless otherwise agreed in writing by both parties, this Agreement will automatically terminate if the Panel Approval Date for sales of the Products in the United States of America has not occurred by 1 July 2002, or if any Registrations are suspended for any reason for a period longer than 3 months. Where the approval given by the FDA Review Panel on the Panel Approval Date is subject to conditions or qualifications, this Agreement will automatically terminate if these conditions or qualifications are not acceptable to both parties (acting reasonably).

17.                               TERMINATION

(1) Either party may terminate this Agreement forthwith by notice in writing to the other if such other:-

(a) Shall have committed a breach of this Agreement which in the ease of a breach capable of remedy, shall not have been remedied within 30 days of the receipt by the party in default of a notice from the innocent party identifying the breach and requiring its remedy save that the innocent party shall not be entitled to terminate this Agreement pursuant to this provision in circumstances where it would not have been practicable to remedy such breach within the said 30 day period, if and for so long as the party in breach has within the 30 day period taken all practicable steps to remedy the breach as soon as possible after receiving the notice and continues to do so after the 30 day period has expired until the breach is remedied.

(b) Is unable to pay its debts or enters into liquidation whether compulsorily or voluntarily (other than for the purpose for effecting a reconstruction or amalgamation) or compounds with or convenes a meeting of its creditors or has a receiver appointed of all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business or any similar occurrence under the laws of any jurisdiction affects Hutchison.

(2) Biosil shall be entitled to terminate this Agreement forthwith by notice in writing to Hutchison, if Hutchison at any time challenges the validity of any Intellectual Property of Biosil.

(3) Either party shall be entitled to terminate this Agreement forthwith by notice in writing to the other if a Direct Competitor acquires an interest in, or is involved (directly or indirectly) in the control or management of; the other party, its business or assets (including, for the avoidance of doubt, the Registrations).

(4) Biosil shall be entitled to terminate this Agreement forthwith by notice in writing to Hutchison in the event that any of the Registrations are revoked, or made subject to conditions or restrictions which have the effect that Biosil cannot be reasonably expected to perform its obligations under this Agreement.

18.                               CONSEQUENCES OF TERMINATION

Upon the termination of this Agreement howsoever arising:

(1) The rights of either party against the other which have accrued up to the date of termination shall not be affected, but Hutchison shall not be entitled to any compensation, damages or payment for goodwill, which may have been established, or to any similar payment, notwithstanding any statutory or enacted provision or rule of law to the contrary;

(2) Any provision of this Agreement which is expressly or by implication to continue in effect after such termination shall not be affected and shall remain in full force and effect;

(3) Save as may be necessary to enable Hutchison to sell off stocks of Products pursuant to the provisions of clause 18(1) above, Hutchison shall at its own expense promptly return to Biosil any documents or papers relating to the business of Biosil which it has in its possession; and

(4) Hutchison will pay to Biosil upon demand for any stocks of Products held or of materials, work in progress, parts, packing, labels etc purchased specifically for the production of the Products. The value of such stocks will be determined at the absolute discretion of Biosil.

19.                               ASSIGNMENT

(1) Subject to clause 19(2), neither path’ hereto shall assign, sub-contract, transfer or charge any of its rights or obligations under this Agreement.

(2) If Hutchison is entitled to sell the Registrations to a person as provided in clause 15(2), then as a condition of such a sale of the Registrations, Hutchison shall transfer the whole of its rights and obligations under this Agreement to the purchaser on terms which are directly enforceable by Biosil against the purchaser and which oblige the purchaser to assume the rights and obligations of Hutchison under this Agreement as if the purchaser had been the original party to this Agreement instead of Hutchison. In such event, Hutchison shall be relieved of further obligation hereunder.

20.                               FORCE MAJEURE

Neither party shall be liable to the other for any default hereunder where the same is due to causes beyond the control of the party in default, provided that any party seeking to rely on this provision shall give written notice to the other containing MI particulars of the act or matter which it claims has put the due performance of its obligations under this Agreement beyond its control and provided further that this clause shall cease to apply when such act or matter has ceased to have effect on the performance of this Agreement.

21.                                 NOTICES

Any notices shall, unless otherwise expressly stated, be in writing and shall be given by sending the same by e-mail, registered post or facsimile transmission to the respective parties as follows:-

Biosil:	Address as above
FAO:	Mr J. A. Alsop
Fax No:	441624661656
E-mail:	john@biosil.co.uk

Hutchison:	Mr. J. Hutchison
Fax No:	0012259276874
E-mail:	hutchisonimplants@earthlink.net

or to such other address as may be designated in writing from time to time. Any notice sent by registered post shall be deemed (in the absence of evidence of earlier receipt) to have been delivered 7 days after its despatch. Any notice given by e-mail or facsimile transmission shall be deemed to have been delivered on the next working day following transmission.

22.                                 JURISDICTION

Except as otherwise provided below, this Agreement shall be governed by Isle of Man law in every particular including formation and interpretation and shall be deemed to have been made in the Isle of Man and all parties agree to submit to the non-exclusive Jurisdiction of the Isle of Man Courts and any proceedings will be in the English Language. Biosil’s security interest rights and remedies under clause 7 of this Agreement shall be subject to the laws of the State of Louisiana (U.S.A.).

23.                                 ENTIRE AGREEMENT, VARIATION AND GENERAL

(1) This Agreement constitutes the entire understanding of the parties and there are no promises, terms, conditions or obligations whether oral or written, express or implied, other than those contained or referred to herein and no amendment shall be valid unless accepted in writing by both parties.

(2) In the event that any provision of this Agreement is declared by any judicial or other competent authority to be voids voidable, illegal or otherwise unenforceable in whole or part the other provisions of this Agreement and the remainder of the affected provision shall remain in full force and effect unless Biosil in Biosil’s discretion decides that the effect of such declaration is to defeat the original intention of the parties in which event Biosil shall be entitled to terminate this Agreement by 30 days’ notice in writing to Hutchison.

AS WITNESS whereof the hands of the duly authorized representatives of the parties have been set the day, month and year first before written.

SIGNED by and on behalf of

BIOSIL LIMITED

J.A. Alsop, Signature

in the presence of Witness:
Full Name: Brenda Haslam Signature of Witness
Address: 6 Seafield Crescent Onchan, Isle of Man
Occupation: Secretary

SIGNED by and on behalf of
HUTCHISON INTERNATIONAL

John Hutchison, Siganture

in the presence of Witness:
Full Name: Carol Denn Signature of Witness
Address: H51 Florida St. – 8th Floor – Bank One Centre, Baton Rouge, LA 70802
Occupation: Legal Secretary

SCHEDULE 1 - PRODUCTS

Hutchison Branded Saline Inflatable Mammary Implants

Anterior Diagram Valve

Textured Shell	HTL / HTH

Smooth Shell	HSL / HSH

Various sizes of each

SCHEDULE 2 - PRICES

CAT NO’S	PRODUCT	PRICE£

HTL	Hutchison Branded Saline Inflatable Mammary Implants (Low Profile):	***

HTH	Hutchison Branded Saline Inflatable Mammary Implants (High Profile): - Textured Shell	***

HSL	Hutchison Branded Saline Inflatable Mammary Implants (Low Profile):	***

HSH	Hutchison Branded Saline Inflatable Mammary Implants (High Profile): - Smooth Shell	***

HSL-S/HSH-S	Sizers for the above Inflatable Implants:	***

SCHEDULE 2 — HUTCHISON’S OBLIGATIONS

Without prejudice to, and in pursuance of, its obligations under the 2001 Agreement, Hutchison agrees that

1                                         Confidentiality

1.1                                 It will comply with the provisions of Clause 13 of the 2001 Agreement without limit in point of time notwithstanding the transfer of its obligations generally thereunder by way of novation to Aesthetics except that Hutchison shall not be entitled to use or disclose Confidential Information, whether directly or indirectly, for any purpose except as permitted in terms of this Schedule 2.

1.2                                 It will forthwith (and in any event within 21 days of the Effective Date) disclose to Biosil and separately  to Aesthetics all Confidential Information in its possession or under its power or control which relates to the Registrations and its communications with Regulatory Bodies, such Confidential Information to include:-

1.2.1                                           copies of all confidentiality/non-disclosure agreements in place with third parties; and

1.2.2                                           copies of all contracts Hutchison has in place with third parties undertaking any outstanding work for the PMA submission process.

1.3                                 It will forthwith (and in any event within 21 days of the Effective Date) provide to Biosil and separately to Aesthetics a report on the status of each of the PMA application modules which it has submitted to the FDA in relation to the Products providing a comprehensive report on all matters relevant to the status of the applications made for PMA, to include the following:-

1.3.1                                           filing status for the PMA including:-

1.3.1.1                                            dates of submission for all PMA modules and all PMA Amendments;

1.3.1.2                                            approval for each module;

1.3.1.3                                            timeline for submitting final PMA module;

1.3.1.4                                            timeline for FDA PMA filing decision;

1.3.2                                           status of all outstanding PMA deficiencies including:-

1.3.2.1                                            details of PMA deficiencies, including copies of all correspondence with FDA relating to these;

1.3.2.2                                            corrective action being taken;

1.3.2.3                                            parties undertaking the corrective action;

1.3.2.4                                            timelines for completion of corrective action and submission of data to FDA to address outstanding deficiencies;

1.3.3                                           the exact whereabouts and format of raw data comprised within each module;

1.3.4                                           copies of all submitted PMA modules including copies of all:-

1.3.4.1                                            subsequent PMA amendments;

1.3.4.2                                            correspondence with FDA since each of the original module submissions.

1.4                                 It will forthwith (and in any event within 7 days of receiving a request from Biosil or Aesthetics so to do) disclose to Biosil and separately to Aesthetics any other Confidential Information in its possession or under its control which Biosil or Aesthetics reasonably require for the purposes contemplated by this Agreement (in the case of Biosil and Aesthetics) and for obtaining regulatory or other approvals to allow sale by Biosil (or any third party nominated by Biosil) of its products in any part of the world other than the Territory.

1.5                                 It grants to both Aesthetics and Biosil (insofar as Biosil needs the same) separately an irrevocable royalty free, perpetual licence to use any such Confidential Information as it provides to them pursuant to the provisions of this paragraph 1, to be used:-

1.5.1                                           by Biosil for the purpose of obtaining regulatory or other approvals to allow sale by Biosil (or any third party nominated by Biosil) of its products in any part of the world other than the Territory; and

1.5.2                                           by Aesthetics for the purpose of obtaining regulatory or other approvals to allow sale of the Products by Aesthetics in the Territory.

1.6                                 Forthwith upon completion of its obligations in terms of this Schedule 2 or earlier where it no longer needs to hold the same to perform such obligations, Hutchison will return to Biosil (or to any third party nominated in writing to Hutchison by Biosil for such purposes) all Confidential Information in its possession which was disclosed to it by Biosil in terms of the 2001 Agreement and, if requested to do so by Biosil, Hutchison will provide Biosil with a sworn affidavit by an appropriately authorised officer of Hutchison confirming that in relation to Biosil’s Confidential Information, Hutchison has complied with its obligations under this paragraph.

2                                         Intellectual property

2.1                                 Biosil and Aesthetics shall each have a perpetual, irrevocable, royalty free licence on the terms set out in Clause 14(6) of the 2001 Agreement (to include a licence in terms of Clause 14(6)(c) thereof restricted, in the case of Aesthetics, for use for the purposes of seeking regulatory approvals to allow sale of the Products in the Territory) to use Hutchison’s Intellectual Property to which that clause would have applied (had the 2001 Agreement not been novated to Aesthetics in terms of this Agreement).

2.2                                 Hutchison shall forthwith (and in any event within 21 days of the Effective Date) deliver to Aesthetics any Materials relating to the Intellectual Property licensed to Biosil and Aesthetics under paragraph 2.1 above.

2.3                                 Hutchison shall forthwith (and in any event also within 21 days of the Effective Date) deliver to Aesthetics any other Materials in its possession, power or control which are relevant to the 2001 Agreement.

3                                         Transfer of PMA

3.1                                 Biosil is the legal and beneficial owner of, and entitled to the full right title and interest in and to, the Registrations and Hutchison acknowledges and declares that it holds the benefit of such Registrations (including those where it is the Registered Name) in trust for Biosil absolutely.

3.2                                 Upon receipt by Hutchison of a written direction from Biosil requiring Hutchison to transfer the Registrations into the Registered Name of Biosil (or another person nominated by Biosil) Hutchison shall provide full co-operation with Biosil to enable the Registrations to be transferred into the Registered Name of Biosil or such nominee (as appropriate), and without limiting this general obligation, will take all such steps and do such things as Biosil requires in order to transfer the benefit of the Registrations to Biosil (or such other nominated person) under the laws of the Territory to include executing any document or documents required to effect such transfer under the laws of the Territory in compliance with all the formalities of the laws of the Territory.  In the event that any or all of the Registrations are not capable of transfer, Hutchison will co-operate fully with Biosil, and will take all such steps and do such things as Biosil may require, to secure equivalent Registrations for Biosil or for such other person as Biosil may nominate.

4                                         Further Assurance and Other Assistance

4.1                                 Without prejudice to the foregoing provisions of this Schedule, it will promptly provide to both Biosil and Aesthetics such co-operation and assistance as they may require for the purposes contemplated by this Agreement, the 2001 Agreement and, in particular, to assist in obtaining GMP approval and the US Regulatory Approvals from the FDA as soon as practicable after the Effective Date.

4.2                                 In the event that it is either unwilling or unable to comply with its obligations under this Agreement and, in particular, this Schedule, it irrevocably appoints Biosil as its attorney to take all such steps and do such things in the name of Hutchison as may be required in order to fulfil its obligations under this Agreement including, but without prejudice to the generality of the foregoing, executing any document or documents that it may be necessary or desirable to execute for the purpose of discharging such obligations.

Signed by:

JOHN A ALSOP                                                                                                        JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN                                                                                                    T R MALONEY

SCHEDULE 3 — MODIFICATIONS TO 2001 AGREEMENT

The terms of the 2001 Agreement are modified as follows and the terms of the 2001 Agreement shall be construed accordingly.

1                                         Panel Approval Date and GMP

1.1                                 For the purposes of Clause 16(3) of the 2001 Agreement, the 2001 Agreement will automatically expire if the Panel Approval Date for sales of the Products in the United States of America has not occurred by 1 September 2005 (or such other date as Biosil and Aesthetics may otherwise agree in writing).  This date (or any subsequent date agreed by Biosil and Aesthetics from time to time) is called the “Extension Date.”

1.2                                 In consideration for Biosil agreeing to re-constitute the 2001 Agreement on the terms set out in this Agreement and, in addition, continuing to dedicate certain manufacturing facilities at its factory premises in Cumbernauld, Scotland, exclusively for production of the Products, Aesthetics agrees to make the following payments to Biosil:-

1.2.1                                           US$250,000 on the last date of execution of this Agreement;

1.2.2                                           a further US$125,000 payment on 1 March 2005; and

1.2.3                                           a final US$125,000 payment on 1 July 2005.

1.3                                 If requested to do so, Aesthetics agrees that it will, at its own cost and expense, provide Biosil with such advice and assistance as Biosil reasonably requires in connection with its application for GMP.

1.4                                 Aesthetics agrees that a failure to pay any sum due in terms of paragraph 1.2 of this Schedule within seven days of its due date for payment will be deemed to be a breach of the 2001 Agreement which is not capable of remedy and which, without further notice, will entitle Biosil to terminate this Agreement and the 2001 Agreement pursuant to Clause 17(1)(a) of the 2001 Agreement on the grounds of Aesthetics’ material breach.

1.5                                 In the event that the Extension Date passes without agreement having been reached between Biosil and Aesthetics to extend the Extension Date then the 2001 Agreement shall automatically expire without fault being attributed to any party and the provisions of the 2001 Agreement shall be applied accordingly.

2                                         Letters

2.1                                 Subject to the exceptions listed in paragraph 2.2 below, the terms set out in the Letters shall not apply (as between Aesthetics and Biosil) and are superseded by this Agreement.  To be clear, the parties acknowledge that the payments and reductions against prices previously agreed in terms of the 27 January 2004 letter that forms part of the 2001 Agreement do not apply.

2.2                                 The following Letters (or parts of them, as indicated) are not superseded by this Agreement and remain in full force and effect as between Biosil and Aesthetics:-

2.2.1                                           Letter of 27 June 2002 in its entirety save that the order for the first 1,000 Products should be received within 7 days of the date of GMP approval;

2.2.2                                           The second paragraph, point (b) of the Letter of 25 November 2002; and

2.2.3                                           Letter of 28 February 2003 in its entirety.

3                                         Pricing, Payment and Purchase Targets

3.1                                 For the purposes of Clause 8(3)(a) of the 2001 Agreement, the Minimum Number of Products for each year of this Agreement are now as follows:-

                                                Year of this Agreement                                                                      Minimum Number of Products

                                                1st (2005)                                                                                                                               * * *

                                                2nd (2006)                                                                                                                              * * *

                                                3rd (2007)                                                                                                                               * * *

                                                4th (2008)                                                                                                                               * * *

                                                5th (2009)*                                                                                                                            * * *

                                                6th (2010)*                                                                                                                            * * *

                                                7th (2011)*                                                                                                                            * * *

* Subject to renewal of the 2001 Agreement in accordance with the provisions of Clause 16(2).

The Minimum Number of Products for any year of this Agreement may be the subject of adjustment in accordance with the Volume Change Control Procedures.

3.2                                 In the event that the number of Products purchased by Aesthetics in any year of this Agreement exceeds the Minimum Number of Products for that year by the percentages specified in the left hand column in the table below then Aesthetics shall be entitled to a reduction against the prices (exclusive of VAT) that would otherwise be payable under the 2001 Agreement in respect of the numbers of Products purchased in excess of the specified percentages, such discount to be calculated in accordance with the right hand column in the table below.  To be clear, however, the discounts indicated are not cumulative.

Additional Products Purchased

Above Minimum Number of Products (%)                     Discount Against Price

***                                                                                                         ***

***                                                                                                         ***

***                                                                                                         ***

***                                                                                                         ***

3.3                                 Aesthetics shall pay the prices for all Products or additional work ordered by it:-

3.3.1                                           prior to the Approval Date against a pro forma invoice basis (ie with payment in advance before an order is accepted); and

3.3.2                                           after the Approval Date within 30 days of the date of Biosil’s invoice for such Products.

3.4                                 To the extent necessary, Clauses 6(1) and 6(2) of the 2001 Agreement shall be deemed amended accordingly but will otherwise remain in full force and effect.  Furthermore, Aesthetics agrees that in the event that Aesthetics fails to pay any sum due in terms of paragraph 3.3.2 of this Schedule within the 30 day period therein mentioned than Biosil may serve a default notice on Aesthetics giving Aesthetics a further 7 days to make payment.  If Aesthetics fails to pay such sum within that further 7 day period then Aesthetics will be deemed to be in breach of the 2001 Agreement and such breach be deemed to be incapable of remedy and therefore, without further notice, Biosil will be entitled to terminate this Agreement and the 2001 Agreement pursuant to Clause 17(1)(a) of the 2001 Agreement on the grounds of Aesthetics’ material breach.

3.5                                 In terms of Clause 5(4) of the 2001 Agreement, Biosil agrees that prices will not be increased above 6% per annum and the words “without evidence to justify an increase above this level”, will be deemed deleted.  The prices payable for the Products referred to in Clause 5(1) of the 2001 Agreement will not be increased prior to the first anniversary of the Approval Date.  Notwithstanding the foregoing provisions of this clause, in the event that Biosil proposes that the prices be increased by an amount which, although below the 6% per annum figure previously mentioned above, exceeds the increase in price which would have been applied had prices been increased by an amount equal to the change in the Producer Price Index (Chemical and Allied Products — WPU06) as of the immediately preceding year of this Agreement as published by the United States Bureau of Labor Statistics then the following provisions will apply:-

3.5.1                                           Biosil will notify Aesthetics of the price increase that is to take effect in terms of Clause 5(2) of the 2001 Agreement;

3.5.2                                           If Aesthetics wishes to object to such price increase then it shall notify Biosil accordingly in Writing within 30 days of receipt of the notice from Biosil in terms of paragraph 3.5.1;

3.5.3                                           Upon receipt of such notice from Aesthetics, Biosil may withdraw the proposed increase in prices within the original 60 day period set out in paragraph 3.5.1 above but if it chooses not to do so then within 30 days of the price increase taking effect in accordance with Clause 5(2) Aesthetics may give not less than 12 months’ prior written notice to Biosil to terminate the 2001 Agreement without fault being attributed to any party and the provisions of the 2001 Agreement shall be applied accordingly.

3.6                                 Biosil shall not be under any obligation to commence the manufacture of Products unless and until:-

3.6.1                                           GMP or any other required approvals have been granted by the FDA; and

3.6.2                                           Aesthetics can demonstrate (to Biosil’s reasonable satisfaction) that it is in a position to comply with all of its obligations under the 2001 Agreement which are relevant to the sale of the Products in the Territory including final labelling and packaging requirements.  The provisions of Clause 8(3)(b) and (c) of the 2001 Agreement shall be construed accordingly.

4                                         Registrations and Intellectual Property Rights

4.1                                 III and Aesthetics each acknowledge that Biosil is the legal and beneficial owner of the Registrations as of the Effective Date, to include the application(s) for US Regulatory Approvals which is/are ongoing in the United States of America and that Biosil will be the legal and beneficial owner of all such Registrations including any US Regulatory Approvals, once granted by the FDA, for which any applications are made or continued (whether in the Registered Name of Hutchison, III, Aesthetics or otherwise) in the period after the Effective Date.

4.2                                 III and Aesthetics will provide Biosil with all necessary co-operation and assistance to ensure that any Registrations in existence as of the Effective Date are transferred into the Registered Name of Biosil or any person (including Aesthetics) that Biosil may nominate for such purpose.  In the event that any such Registrations are transferred into the Registered Name of III or Aesthetics, III and Aesthetics each acknowledge that they will hold them in trust for the benefit of Biosil absolutely.

4.3                                 Biosil agrees that Aesthetics shall be entitled to continue to apply for all Registrations on Biosil’s behalf, such applications to be progressed in the Registered Name of Aesthetics or Hutchison at the sole cost and expense of Aesthetics.

4.4                                 In the event that the Registrations are held in the Registered Names of

4.4.1                                           Hutchison, Aesthetics or III then Aesthetics and III each agree with Biosil that they will be responsible at their own cost and expense for maintaining the Registrations and for complying with all legal and regulatory requirements in the Territory in relation thereto;

4.4.2                                           Biosil (or any person nominated by Biosil other than III or Aesthetics) then Biosil agrees with Aesthetics that it will be responsible at its own cost and expense for maintaining the Registrations and for complying with all legal and regulatory requirements in the Territory in relation thereto;

and in either case, Biosil, Aesthetics and III agree that they will promptly provide the other with such assistance at their own cost and expense as the other may reasonably require in order to maintain the Registrations and for complying with all such legal and regulatory requirements.

4.5                                 Biosil and Aesthetics agree that they will comply with the Product Change Control Procedures set out in Schedule 7.

4.6                                 Biosil agrees with Aesthetics that, as manufacturer of the Products, it shall be responsible for complying with all regulatory requirements incumbent on such a manufacturer which pertain to the Registrations and III and Aesthetics each agree that they will promptly provide Biosil at their own cost and expense with such reasonable assistance as Biosil may request for such purposes.

5                                         Communications

5.1                                 Aesthetics and III each acknowledge and agree that Biosil, as legal and beneficial owner of the Registrations, shall be entitled (acting through its employees and agents) to access, inspect and use all information held by Aesthetics or III or their respective employees, contractors or agents pertaining to the status of all Registrations including the application(s) for PMA from the FDA.  Aesthetics and III each separately undertake to Biosil that they will promptly provide Biosil with such of that information as Biosil may request of III or Aesthetics from time to time. Without prejudice to that general obligation, Aesthetics will provide Biosil regular updates containing the information detailed in Schedule 5 in accordance with the terms of that Schedule.

5.2                                 Aesthetics undertakes to give Biosil reasonable prior advance notice of any scheduled meetings arranged between Aesthetics and the FDA relating to the Products and/or the Registrations and Biosil will, at its option, have the right to send a representative or representatives from either its own personnel or personnel of its agents to attend any such meetings with Aesthetics.  In determining what constitutes a “reasonable” period of notice, regard shall be had to all the circumstances, including the scheduling requirements of the FDA and the requirement for Biosil to be able to send personnel from the Isle of Man or the United Kingdom to the United States to attend such meetings and the travelling time that this will take.

5.3                                 Aesthetics undertakes that it will ensure that all data relevant to the Registrations will be stored at agreed location(s) and that Biosil will have full unrestricted access to such information, through its employees and/or agents.  The current location(s) for the storage of such data, and the general nature of the data stored at each one, are set out in Schedule 6.  Biosil agrees that Aesthetics may also store data relevant to the Registrations at its principal executive offices at 6000 S. Eastern Avenue, Suite 9D, Las Vegas, NV 89119 provided that Aesthetics complies with the notification requirements laid down in the following provisions of this paragraph.  Other storage location(s) may be agreed by Biosil and Aesthetics from time to time.  A summary of all such data (together with details of where and with whom it is stored) will be compiled and kept updated and sent to Biosil either (i) as part of the regular update referred to in paragraph 5.1 (for so long as such updates are to be produced in terms of Clause 6.1) or (ii) where such updates no longer have to be produced, as and when any of the details contained in the latest update change from time to time or, in the event, that such details have not changed, confirmation in writing every three months that this is the case.  The summary will contain sufficient detail to enable Biosil to determine where and with whom any particular data relevant to the Registrations is stored at any particular time and Biosil may require Aesthetics to provide it at any time with such further information (in writing) that it may reasonably request in relation to such summaries.

5.4                                 Aesthetics will provide Biosil with copies of all non-disclosure agreements/confidentiality agreements that it enters into with third parties (including, for example, consultants and associates) pursuant to which Confidential Information of Biosil may be disclosed.  Aesthetics will ensure that any such non-disclosure agreements/confidentiality agreements will comply with the requirements for them set out in the 2001 Agreement in all respects and, if requested to do so by Biosil, Aesthetics will provide Biosil with a sworn affidavit by an appropriately authorised officer of Aesthetics confirming that in relation to Biosil’s Confidential Information, Aesthetics has complied in all respects with requirements of this Agreement and the 2001 Agreement.  In the event that Aesthetics wishes to disclose Confidential Information of Biosil to its associates or consultants on terms that would otherwise not comply with the requirements for non-disclosure agreements/confidentiality agreements set out in the 2001 Agreement then Aesthetics may apply to Biosil for consent to enter into such an agreement and for dispensation from meeting the said requirements of the 2001 Agreement.  Biosil may request that Aesthetics provide to it such further information as Biosil reasonably requires to consider such application.  In determining whether to give its consent, Biosil may have regard to all the circumstances including the nature of the Confidential Information which would be disclosed and the identity of the third party consultant or associate concerned.

5.5                                 Biosil agrees with Aesthetics that it will provide Aesthetics with such information and assistance as Aesthetics reasonably requires to assist it in progressing any applications for Registrations save that Aesthetics acknowledges that Biosil shall not be obliged to provide information and assistance to Aesthetics to the extent that Biosil considers (on reasonable grounds) that the provision of such information and/or assistance would, or would be likely to, give Aesthetics or any member of the Aesthetics Group competitive advantage in connection with areas of its business, or businesses of other members of the Aesthetics Group, which are competitive with the business of Biosil or any of its associates.  In circumstances where Biosil considers that it will not provide information and/or assistance to Aesthetics or any member of the Aesthetics Group for the reasons set out in the foregoing provisions of this paragraph then Biosil will provide such information and/or assistance in such manner and to such person or persons as it determines is required in order to progress the application for Registrations.  By way of example, Biosil may determine to provide information directly to the relevant Regulatory Body rather than to Aesthetics.

6                                         Branding

6.1                                 III and Aesthetics each agree that the Products shall only be sold in the Territory under either the “Hutchison” brand name or such other brand name as Biosil has previously approved in writing.  In determining whether to grant such approval, Biosil may grant or withhold such approval in its absolute discretion and may make the granting of such approval subject to such conditions as Biosil thinks fit.

6.2                                 Notwithstanding paragraph 6.1, Biosil agrees that Aesthetics shall be entitled to indicate on the Product packaging and promotional material that the Products are being distributed in the Territory by Aesthetics, a MediCor Group company, such indication to be in form, size, location and context to be approved in advance by Biosil, such approval not to be unreasonably withheld or delayed.

7                                         Grant of Security Interest

7.1                                 For the purposes of this paragraph 7, the following terms have the following meanings:-

7.1.1                                           “Obligors” means Aesthetics and III and a reference to an “Obligor” shall be construed accordingly;

7.1.2                                           “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Nevada from time to time or, by reason of mandatory application, any other applicable jurisdiction.

7.2                                 As collateral security for the due and punctual observance and performance of all of the obligations of Aesthetics and III under this Agreement (including, without limitation, prompt payment in full of all sums when due (whether at stated maturity, by acceleration or otherwise)), each Obligor hereby pledges and grants to Biosil a security interest in all of such Obligor’s right, title and interest in and to the following property, whether, at the date of this Agreement, owned or hereafter acquired by such Obligor and whether existing at the date of this Agreement or hereafter coming into existence (all such property being collectively, the “Collateral”):

7.2.1                                           all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting a right to the payment of money, whether or not earned by performance, including all payment intangibles and moneys due and to become due to such Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment (each as defined below)) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the “Accounts”);

7.2.2                                           all instruments, chattel paper or letter-of-credit rights (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the “Instruments”);

7.2.3                                           all inventory (as defined in the Uniform Commercial Code) and all other goods of such Obligor (including, without limitation, any Products acquired from Biosil under the 2001 Agreement and this Agreement) that are held by such Obligor for sale, lease or furnishing under a contract of service, that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, co-mingled with or added to any such goods (collectively, the “Inventory”);

7.2.4                                           all equipment (as defined in the Uniform Commercial Code) and all other goods of such Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all substances, if any, co-mingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the “Equipment”);

7.2.5                                           all documents (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (collectively, the “Documents”);

7.2.6                                           all contracts and other agreements of such Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

7.2.7                                           all other accounts or general intangibles of such Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;

7.2.8                                           all other tangible and intangible property of such Obligor; and

7.2.9                                           all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any casualty event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

7.3                                 Without prejudice to Biosil’s other rights and remedies, the Obligors agree that:-

7.3.1                                           Biosil shall be entitled to complete and file UCC financing statements (or other corresponding filings) in the appropriate filing office and to take such other action as is required to complete the perfection of Biosil’s security interests granted under this Agreement; and

7.3.2                                           Biosil shall have all of the default and enforcement rights and remedies provided under the Uniform Commercial Code and the laws of the State of Nevada generally in respect of such security interests.

8                                         Competitive Restrictions

8.1                                 Biosil and Aesthetics each represents and warrants to the other that, as at the Effective Date, no Direct Competitor has an interest in them, or is involved (directly or indirectly) in the control or management of them, their business or assets (including, for the avoidance of doubt, the Registrations).

Signed by:

JOHN A ALSOP                                                                                                        JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN                                                                                                    T R MALONEY

SCHEDULE 4 — VOLUME CHANGE CONTROL PROCEDURES

1                                          The provisions of this Schedule 4 shall apply in the event that at any time during the period of the 2001 Agreement there shall occur a “Material Market Change” being an event (or series of related events) which has or have the effect of increasing or decreasing the size of the market in the Territory for saline inflatable mammary implants (such as the Products) from time to time (the “Market”) by more than 30%.  In terms of measuring the size of the Market for these purposes, Biosil and Aesthetics agree that the appropriate measurement shall be the number of procedures carried out over a continuous period of twelve months using saline inflatable mammary implants.  As at the Effective Date, Aesthetics and Biosil agree that the size of the Market is approximately 225,000 procedures which equates to 450,000 units of saline inflatable mammary implants.

2                                          In the event of a Material Market Change, Aesthetics or Biosil may notify a request for a Change to the other, giving details of the proposed Change together with an evaluation report on the proposed Change which will cover:-

2.1                                 details of the event or events giving rise to the Material Market Change;

2.2                                 details of the effect that the Material Market Change has had, or is having, on the size of the Market together with supporting evidence including, wherever possible, supporting independent analysis or research from reputable industry analysts or bodies (including relevant Regulatory Bodies).

2.3                                 the adjustment that it is proposed should be made to the level of the Minimum Number of Products to be purchased by Aesthetics from Biosil in accordance with the terms of this Agreement in consequence of the change to the size of the Market resulting from the Material Market Change and the proposed date on which such Change shall take effect.  Such proposed date may be before the date of receipt of the notification of a request for Change only if the following conditions are satisfied:

2.3.1                                           the proposed date on which any Change would take effect must be in the same year of this Agreement in which the notification of the request for Change is received by the Recipient; or

2.3.2                                           the proposed date on which any Change would take effect may be in the year of this Agreement which immediately precedes the year of this Agreement in which the notification of the request for Change is received by the Recipient provided that the request for Change is received by the Recipient within the first three months of that latter year of this Agreement;

and (in either case) provided that the effect of such Change in the period prior to receipt by the Recipient of notification of the request for Change is restricted to adjusting the level of the Minimum Number of Products which were to be purchased by Aesthetics from Biosil in such period in accordance with the terms of the 2001 Agreement for the purposes of Clause 8(6) of the 2001 Agreement only and, to be clear, not for the purposes of calculating reductions in prices which might otherwise have applied in terms of paragraph 3.2 of Schedule 3.

2.4                                 any impact of the proposed Change on other aspects of this Agreement or the 2001 Agreement.

In this Schedule, the party requesting the Change is termed the “Proposer” and the party who receives the request is termed the “Recipient”.

3                                          The Recipient will consider the Proposer’s evaluation report and will notify the Proposer within twenty (20) Business Days of receipt of the complete report whether the Recipient accepts the request for Change.  If the Recipient accepts in writing the request for Change then the Change will be implemented and the terms of the Agreement and/or the 2001 Agreement (as appropriate) will be amended in accordance with the terms of the request by

3.1                                 adjusting the level of the Minimum Number of Products;

3.2                                 amending any other terms of this Agreement and/or the 2001 Agreement as proposed in the request for Change and the terms of this Agreement and/or the 2001 Agreement will be modified accordingly.

4                                          In the event that the Recipient does not accept the terms of the evaluation report and/or the nature or terms of any proposed Change in consequence thereof then the Proposer and the Recipient will enter into discussions in good faith with a view to resolving the matters in dispute between them.  In the event that the Proposer and the Recipient have been unable to agree on the terms of the evaluation report and/or the nature or terms of any Change in consequence thereof within a further period of twenty (20) Business Days following their rejection by the Recipient, the Proposer or the Recipient may refer the dispute forthwith to the decision of an independent expert (acting as an expert and not as an arbiter) mutually nominated by the Proposer and the Recipient or, failing agreement as to nomination within ten (10) Business Days, nominated by the President (or other appropriate officer) for the time being of the American Society of Plastic Surgeons, whom failing the President (or other appropriate officer) of the American Society for Aesthetic Plastic Surgery, on the application of either the Proposer and the Recipient.  In determining the dispute the expert shall be entitled to adopt such procedures and to take such evidence (whether by way of written submissions or by oral evidence from witnesses or howsoever) as he shall think fit and the expert shall notify the Proposer and the Recipient of his decision as expeditiously as possible and in any event within 20 Business Days of the dispute being referred to him.

5                                          The decision of the expert shall be final and binding on the Proposer and the Recipient save in the case of manifest error or a decision which no reasonable independent expert would have come to.

6                                          The costs of such independent expert shall be payable as he shall direct.

7                                          Notwithstanding the other provisions of this Agreement in the event that at any time the size of the Market is reduced to a level at which Biosil or Aesthetics concludes (acting reasonably) that it is no longer commercially viable for it to continue manufacturing or distributing the Products, Biosil or Aesthetics

7.1                                 shall be entitled by not less than 6 months’, in the case of Biosil, or 12 months’, in the case of Aesthetics, prior written notice to terminate the Agreement without fault being attributed to any party and the provisions of the 2001 Agreement shall be applied accordingly and, in particular, neither party shall have any liability arising out of such termination; and

7.2                                 in the event of such termination by Biosil, Biosil agrees that in the event Aesthetics wishes to continue selling the Products in the Territory after the termination of this Agreement then, in the period referred to in paragraph 2.9.1, it will enter into commercial discussions in good faith with Aesthetics with a view to seeking to agree a commercial basis on which Aesthetics might acquire the Registrations (on a “first refusal” basis).

Signed by:

JOHN A ALSOP                                                                                                        JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN                                                                                                    T R MALONEY

SCHEDULE 5 — PMA UPDATES

Biosil and Aesthetics shall provide the other with a written status summary of activities every 10 Business Days until such time as the FDA provides notice of “fileability” status of the Registrations.  The first such summaries will be produced and provided within 10 Business Days of the Effective Date.

Signed by:

JOHN A ALSOP                                                                                                        JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN                                                                                                    T R MALONEY

SCHEDULE 6 — DATA STORAGE AND ACCESS

Registrations Submission Modules	Nature of Data	Name of Person with Whom Held	Address (full postal address and ZIP code)	Contact Details
Mechanical Data Chemistry Data Clinical Data Toxicology Data Manufacturing Data	All data relevant to the Mechanical Data, Chemistry Data, Clinical Data, Toxicology Data and Manufacturing Data modules	Hutchison International Inc.	7949 Jefferson Hwy, Suite E, Baton Rouge, Louisiana 70809, United States of America	Name: Larry Walsh Phone: +1 927-6800 Fax: +1 (225) 927 6874 E-mail: llwalsh1950@aol.com

Signed by:

JOHN A ALSOP                                                                                                        JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN                                                                                                    T R MALONEY

SCHEDULE 7 — PRODUCT CHANGE CONTROL PROCEDURES

1                                          According to its documented quality procedures, Biosil evaluates every proposed change to its processes used to manufacture the Products or to the design of the Products.  Each such evaluation shall be determined by Biosil to be a Type I or Type II change as defined herein.

1.1                                 A Type I change is a change solely to the manufacturing process and is determined by Biosil to have no affect on the design, safety or effectiveness (as defined in 21 CFR 814.39) of the Products and would not be apparent to the user of the Product.

1.2                                 A Type II change is a change to the manufacturing process or design of the Product which is determined by Biosil to affect the design, safety or effectiveness (as defined in 21 CFR 814.39) of the Products or which may be apparent to the user of the Product.

For the purposes of this Schedule, a “user” of the Product is any person who is involved in the implantation processing, excluding the patient.

1.3                                 Biosil shall ensure that its documented quality procedures for such Type I changes meet all requirements for FDA compliance, including ensuring that such changes are appropriately reflected in its Master Access File or other documentation provided to the FDA as part of its filings for the Registrations.

1.4                                 Biosil may, at its sole discretion, inquire of Aesthetics concerning Aesthetics’ opinions concerning any such Type I change.

1.5                                 Prior to implementing a Type I change, Biosil shall notify Aesthetics of its intent to implement a Type I change and, if applicable, that it has elected not to disclose the nature of the process change to Aesthetics.

2                                          For changes classified by Biosil as Type II

2.1                                 Biosil shall obtain the formal, written approval of Aesthetics or its designated affiliate prior to implementing such change, such approval not to be unreasonably withheld or delayed.  For the purposes of this Schedule a “designated affiliate” means III or any member of the Aesthetics Group which is a wholly owned subsidiary of Aesthetics and which (in either case) has been engaged by Aesthetics pursuant to Clause 9.4 of this Agreement to manage a Quality System for the Products which would be affected by the change in question.

2.2                                 Biosil shall establish and maintain documented quality procedures that include formal, written notification to Aesthetics or its designated affiliate of such proposed Type II changes.  The notification shall be in sufficient technical detail to allow Aesthetics or its designated affiliate to fully evaluate the impact of the proposed Type II change on the marketability of the Product.

2.3                                 Biosil shall use its best efforts to determine the regulatory reporting requirements concerning such change, and Biosil shall include its determination in its notification to Aesthetics of proposed Type II changes.

2.4                                 Aesthetics or its designated affiliate shall evaluate the proposed Type II change with regard to its market impact and shall notify Biosil in writing of its approval or disapproval.

2.5                                 Biosil shall ensure that such changes are appropriately reflected in its Master Access File or other documentation provided to the FDA as part of its filings for the Registrations.

2.6                                 Biosil recognizes the value in notifying Aesthetics of such change in the early stages of the change process, and Aesthetics recognizes the value in a reasonable and timely response to the notification.

2.7                                 Aesthetics and its designated affiliates will not unreasonably withhold or delay giving its approval to proposed Type II changes and if Aesthetics or any designated affiliate determines to withhold its approval Aesthetics shall notify Biosil forthwith accordingly giving its reasons (in reasonable detail) for withholding approval.

2.8                                 If Biosil is the Registered Name, Biosil shall report changes to the FDA in compliance with FDA requirements.

2.9                                 If Aesthetics, its designated affiliate, or Hutchison is the Registered Name, Aesthetics shall report changes to the FDA in compliance with FDA requirements.  Biosil shall be responsible for any necessary amendments to its Master Access File.

2.10                           In the event that the proposed Type II change requires the submission of a Supplement to the PMA, the parties shall cooperate in generating appropriate data and documentation, and the party with registered responsibility for the PMA shall submit the required documentation, except that Biosil shall be responsible for any necessary amendments to its Master Access File.

3                                          Biosil shall make no changes to its processes used to manufacture the Products or to the design of the Products that do not comply with the procedures contained in this Schedule.

4                                          Aesthetics and III each acknowledge that any information provided by Biosil to it (or any of its designated affiliates) pursuant to the provisions of this Schedule 7 is Confidential Information for the purposes of Clause 13 of the 2001 Agreement and that, in particular, Aesthetics will comply with its obligations under that clause in relation to such information accordingly.  In particular, Biosil shall not be under any obligation to supply such information directly to a designated affiliate unless the designated affiliate has entered into a non-disclosure undertaking in favour of  Biosil beforehand in terms which are acceptable to Biosil (acting reasonably).  Aesthetics, itself, may only disclose such information to a designated affiliate where such disclosure is in accordance with the provisions of clauses 13(5) and/or 13(6) of the 2001 Agreement.

Signed by:

JOHN A ALSOP                                                                                                        JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN                                                                                                    T R MALONEY

SCHEDULE 8

GUARANTEE

Signed by:

JOHN A ALSOP                                                                                                        JOHN C HUTCHISON, PRESIDENT

DONALD K MCGHAN                                                                                                    T R MALONEY

GUARANTEE

between

MEDICOR LTD

and

BIOSIL LIMITED

2005

THIS IS AN IMPORTANT DOCUMENT WHICH CONFERS LEGAL RIGHTS AND OBLIGATIONS ON THE PARTIES TO IT. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING THIS DOCUMENT AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND BY ITS TERMS.

Brodies

15 Atholl Crescent

Edinburgh EH3 8HA

T: 0131 228 3777

F: 0131 228 3878

Ref: GSC.BIO2.22

10 February 2005

GUARANTEE

between

5                                          MEDICOR LTD., a corporation incorporated under the laws of the State of Delaware (corporation number 3327048) and having its principal executive offices at 4560 S.Decatur Blvd, Las Vegas, Nevada 89103-5253, United States of America (“the Guarantor”); and

6                                          BIOSIL LIMITED (registered in the Isle of Man under number 50222) whose registered office is at Global House, Isle of Man Business Park, Douglas, Isle of Man, British Isles (“Biosil”).

NOW IT IS HEREBY AGREED as follows:-

7                                          In this Agreement

7.1                                 capitalised terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

7.2                                 Unless the context otherwise requires, the following terms have the following meanings:

7.2.1                                           “the Agreement” means the Supplier Novation and Amendment Agreement among Biosil, III, Aesthetics and Hutchison dated of even date herewith;

7.2.2                                           “Guarantor’s Group” means the Guarantor and any company (including, without limitation, Aesthetics or III) that is from time to time (i) a holding company, (ii) a subsidiary, or (iii) a subsidiary of a holding company, of the Guarantor and for these purposes the expressions “holding company” and “subsidiary” have the meanings given to them in the United Kingdom Companies Act 1985 (as amended);

7.2.3                                           “Guarantee Limitation Date” means the date which falls immediately after the expiry of a period of 12 calendar months after the occurrence of the Approval Date;

7.2.4                                           “Hutchison” means Hutchison International Inc., a corporation incorporated under the laws of the State of Louisiana (corporation number 72-1324212) and having its principal place of business at 7949 Jefferson Hwy, Suite E, Baton Rouge, Louisiana 70809, United States of America;

7.2.5                                           “Aesthetics” means a corporation incorporated under the laws of the Nevada (corporation number E0016512005-8) and having its principal executive offices at 6000 S. Eastern Avenue, Suite 9D, Las Vegas, Nevada 89119, United States of America; and

7.2.6                                           “III” means International Integrated Incorporated, a corporation incorporated under the laws of the British Virgin Islands and having its principal executive offices at 4560 S.Decatur Blvd, Las Vegas, Nevada 89103-5253, United States of America.

8                                          In consideration of Biosil agreeing to enter into the Agreement with Aesthetics and III, the Guarantor hereby guarantees to Biosil for itself on demand (and subject only as herein provided, undertakes as its direct and unconditional primary obligation), but, in so far as it is applicable, subject to the provisions of Clause 4 hereof, in so far as it is applicable, the due and punctual observance and performance of all the obligations of Aesthetics and III arising under or pursuant to the Agreement including, without prejudice to the foregoing generality, all payment obligations.

9                                          The obligations of the Guarantor hereunder shall not be discharged or affected in any way by any lack of, or limit on, the power or authority of Aesthetics or III or any irregularity, unenforceability or invalidity of any of the obligations of Aesthetics or III hereby guaranteed, or by any time or other indulgence or concession being granted to Aesthetics or III in respect of such guaranteed obligations (whether or not the Guarantor has knowledge thereof or consents thereto) or any other act, deed or matter of any description.

10                                    The guarantee obligations contained in Clause 2 shall not apply to any obligations of Aesthetics and III arising under or pursuant to the Agreement on or after the Guarantee Limitation Date but the Guarantee shall remain in full force and effect as regards all obligations of Aesthetics or III arising under or pursuant to the Agreement prior to the Guarantee Limitation Date including, without prejudice to the foregoing generality, all payment obligations.  The guarantee is in addition to and shall not prejudice nor be prejudiced by any other guarantee, indemnity or other security or right against the Guarantor or any third party which Biosil may have for the due performance of such guaranteed obligations.

11                                    Biosil may without any consent from the Guarantor and without affecting the liability of the Guarantor hereby hold over, renew, modify or release any security or guarantee now or hereafter held from or obligation of Aesthetics or III or any other person in respect of the liabilities hereby guaranteed and compound with or alter, replace, extend or renew the Agreement and the liability of the Guarantor hereunder shall continue in full force and effect notwithstanding such act or event.

12                                    The Guarantor waives any right it may have of requiring Biosil to proceed first against Aesthetics or III under the Agreement.

13                                    Any settlement or discharge between the Guarantor and Biosil shall be conditional upon any security or payment to Biosil by Aesthetics or III or any other person not being invalidated, voided or reduced (in whole or in part) by virtue of any provisions or enactments relating to bankruptcy, insolvency, administration, moratorium periods, receivership or liquidation for the time being in force and Biosil shall be entitled to recover the value or amount of any such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

14                                    If any obligations under this Guarantee become due for performance by the Guarantor under this Guarantee (including without prejudice to the foregoing generality all payment obligations), the Guarantor shall not, so long as performance remains outstanding by Aesthetics or III under the Agreement with respect to such obligation, without Biosil’ prior written consent:

14.1.1                                     in respect of any obligation performed by it under this Guarantee (including, without limitation, any amount paid by it under this Guarantee) seek to exercise any legal right or remedy against Aesthetics or III including, without limitation, repayment by subrogation, indemnity or otherwise; nor

14.1.2                                     claim payment of any other moneys for the time being due to it by Aesthetics or III on any account whatsoever or exercise any other right or remedy which it may have in respect thereof; nor

14.1.3                                     in the event of the liquidation or insolvency of Aesthetics or III, prove in competition with Biosil in respect of any moneys owing to it by Aesthetics or III on any account whatsoever (but, if so instructed by Biosil, the Guarantor shall so prove in accordance with such instructions).

15                                    The Guarantor represents and warrants to Biosil that it has the capacity, power and authority to enter into this Guarantee and to perform its obligations thereunder and that the obligations of the Guarantor under this Guarantee represent obligations on the Guarantor which are legally binding and enforceable against the Guarantor in accordance with their terms.

16                                    Biosil and the Guarantor each irrevocably agree to submit to the non-exclusive jurisdiction of the Isle of Man courts over any claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement.

17                                    Biosil and the Guarantor each irrevocably consent to any process in any legal action or proceedings arising out of or in connection with this Guarantee being served on it in accordance with the provisions of the Agreement relating to service of notices.  The address and fax number for the Guarantor for the purposes of applying the provisions of the Agreement are as follows:

Address:  4560 South Decatur Boulevard, Suite 300, Las Vegas, Nevada 89013-5253 USA

For the attention of:  Chief Operating Officer/ Chief Executive Officer

Fax number:  +1 (702) 932 4561

or such other address or facsimile number as may be notified in writing from time to time by the Guarantor to Biosil.

Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law:  IN WITNESS WHEREOF these presents have been executed by the parties the day, month and year first before written:

EXECUTED AND DELIVERED by MEDICOR LTD acting by Theodore Robert Maloney, its president and chief executive officer, and who subscribed this Agreement in the presence of:

DONALD K MCGHAN

Witness signature

DONALD K MCGHAN                                                                                                                                   T R MALONEY

Witness name                                                                                                                                              President and CEO

4560 SO. DECATUR BLVD.

Witness address

SUITE 300

LAS VEGAS, NV. 89103

EXECUTED AND DELIVERED by BIOSIL LIMITED acting by John Alan Alsop, one of its directors, and who subscribed this Agreement in the presence of:

JEAN BELL

Witness signature

JEAN BELL                                                                                                                                                               J A ALSOP

Witness name                                                                                                                                                                 Director

1 GREENFIELD COTTAGE

Witness address

MAIN ROAD, ONCHAN, ISLE OF MAN